                                                                    EXHIBIT 10.6


                   CONFIDENTIAL INFORMATION OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
                       ASTERISKS (*) DENOTE SUCH OMISSIONS




                                    AGREEMENT

                                     BETWEEN

                      PRAECIS PHARMACEUTICALS INCORPORATED

                                       AND

                               ROCHE PRODUCTS INC.

                                TABLE OF CONTENTS

                                                                            Page

Article 1 - Definitions.......................................................2
Article 2 - Grant of Rights...................................................9
Article 3 - Development......................................................13
Article 4 - Manufacturing....................................................25
Article 5 - Commercialization................................................26
Article 6 - Consideration....................................................28
Article 7 - Information......................................................42
Article 8 - Patents..........................................................48
Article 9 - Term and Termination.............................................58
Article 10 - Warranties and Indemnities......................................61
Article 11 - Dispute Resolution..............................................65
Article 12 - Miscellaneous...................................................66
Exhibit 1....................................................................74
Exhibit 2....................................................................76
Exhibit 3....................................................................77
Exhibit 4....................................................................82
Exhibit 5....................................................................89


                                    AGREEMENT

      This Agreement ("Agreement") is made and is effective as of the 21st day of August, 1997 ("Effective Date"), by and between PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware Corporation having a principal place of business at 1 Hampshire Street, Cambridge, Massachusetts 02139 ("PRAECIS") and ROCHE PRODUCTS INC., a corporation of Panama having a principal place of business at Manati, Puerto Rico ("ROCHE").

      WHEREAS, the parties entered into an option agreement dated as of August 21, 1997 ("Option Agreement") under which ROCHE obtained an option to enter into a collaboration with PRAECIS for the development and commercialization of pharmaceutical products which contain any LHRH receptor antagonist(s) owned by or licensed (with the right to grant sublicenses) to PRAECIS, including, but not limited to the decapeptide known as abarelix.

      WHEREAS, ROCHE is hereby exercising its rights under the Option Agreement.

      WHEREAS, the parties have prepared this binding Agreement which shall replace and supersede the Option Agreement and the Summary of Terms attached thereto.

      NOW THEREFORE, for and in consideration of the mutual covenants set forth below, PRAECIS and ROCHE agree as follows:

                             ARTICLE 1 - DEFINITIONS

1.1 "Affiliate" shall mean:

      a) an organization fifty percent (50%) or more of the voting stock of which is owned and/or controlled directly or indirectly by a party to this Agreement;

      b) an organization which directly or indirectly owns and/or controls fifty percent (50%) or more of the voting stock of a party to this Agreement; or

      c) an organization which is directly or indirectly under common control with a party to this Agreement through common share holdings.

      The term Affiliate shall not include Genentech, Inc., 1 DNA Way, South San Francisco, California, U.S.A., unless ROCHE, in its sole discretion, notifies PRAECIS that Genentech shall be so considered an Affiliate and Genentech agrees in writing to be bound by the terms and obligations of this Agreement.

1.2 "Term of the Agreement" shall mean the time period set forth in Section 9.1 of this Agreement.

1.3 "Territory" shall mean all the countries and territories of the world excluding the countries set forth on Exhibit 1 to this Agreement.

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

1.4 "Compound" shall mean all LHRH receptor antagonist(s) owned by or licensed (with the right to grant sublicenses) to PRAECIS including, but not limited to, the decapeptide known as abarelix represented by the following sequence:

            ***.

      Compounds shall include the salts and prodrugs of Compound.

1.5 "Product" shall mean any pharmaceutical product which contains Compound.

1.6 "Agreed Upon Indication" shall mean prostate cancer or any other indication for which the Joint Steering Committee has agreed to develop Product in the Territory pursuant to Section 3.2.

1.7 "FDA" shall mean the United States Food and Drug Administration and equivalent governmental agencies in the Territory.

1.8 "Technical Information" shall mean any and all technical data, information, materials including samples of Product, chemical manufacturing data, toxicological data and pharmacological data, clinical data, medical uses, formulations, specifications, quality control testing data, and all submissions and correspondence to and from the FDA with regard to Product made by or on behalf of PRAECIS or its Affiliates, which is reasonably useful to enable ROCHE to make, have made, use, offer for sale, sell or import Product in the Territory.

1.9 "PRAECIS Invention" means any invention relating to the making, having made, using, offering for sale, selling or importing of Product, whether or not patentable, which is conceived and reduced to practice during the Term of the Agreement solely by a person or persons contractually required to transfer (such as by assignment) or license patent rights relating to such inventions to PRAECIS or its Affiliates.

1.10 "Joint Invention" means any invention relating to the making, having made, using, offering for sale, selling or importing of Product (whether or not patentable) which is jointly conceived and reduced to practice during the Term of the Agreement by (i) at least one person contractually required to transfer (such as by assignment or license) patent rights relating to such inventions to PRAECIS or its Affiliates and (ii) at least one person contractually required to transfer such as by assignment or license patent rights related to such inventions to ROCHE or its Affiliates.

1.11 "ROCHE Invention" means any invention relating to the making, having made, using, offering for sale, selling or importing of Product (whether or not patentable) which is conceived and reduced to practice during the Term of the Agreement solely by a person or persons contractually required to transfer (such as by assignment or license) patent rights relating to such inventions to ROCHE or its Affiliates.

1.12 "PRAECIS Proprietary Rights" shall mean (i) the patent applications and patents in all countries of the Territory (including patent applications and patents claiming PRAECIS Inventions and Joint Inventions) and (ii) know-how (including Technical Information), owned by or licensed (with the right to grant sublicenses) to PRAECIS on the Effective Date or at any time during the Term of this Agreement, relating to the making, having made, using, offering for sale, selling and importing of Product in the

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

Territory. Such PRAECIS Proprietary Rights include all those patents and patent applications as set forth in Exhibit 2. PRAECIS, from time to time, but not less than once a year during the Term of the Agreement shall, if there are any changes, update Exhibit 2 and provide the updated Exhibit 2 to ROCHE.

1.13 "Semi-Finished Dosage Form" shall mean Product in finished dosage pharmaceutical form, including vial (sterilized or unsterilized), for distribution or sale to the ultimate user or dispenser but before labeling and packaging.

1.14 "Development Costs" shall have the meaning set forth in Exhibit 3.

1.15 "Initial Cost of Goods" (for commercial quantities) shall mean the cost of Compound, Semi-Finished Dosage Form or other form of Product as initially supplied to the parties for commercial quantities, whether such Compound, Semi-Finished Dosage Form or other form of Product is supplied by a third party vendor or PRAECIS, determined on the basis of the following formula:

            *** of Compound multiplied by the number of grams of Compound (or fraction thereof) included in a dosage unit plus a *** overage factor.

Based upon current assumptions, the Initial Cost of Goods for Semi-finished Dosage Form assuming a vial content of ***, would be equal to a cost per vial of $***, plus a ***% premium to reflect transportation, insurance, warehousing, obsolescence, handling and other costs, plus $*** per vial for the Sustained Release Formulation, Fill and Finish, QA/QC and vial cost, etc., for a total cost per vial of approximately $***.

1.16 "NDA" shall mean a New Drug Application or Product License Application filed with the FDA, or its foreign equivalent, for approval to market and sell a drug or biological.

1.17 "Phase III" shall mean the third phase of human clinical trials of Product required by the FDA to gain evidence of efficacy in the target population and obtain expanded evidence of safety for Product, as described in 21 CFR Part 312 as it may be amended.

1.18 "Initiation of First Phase III" shall mean the date that the first patient is entered and randomized (if appropriate) into Phase III in the United States.

1.19 "Launch of Product" shall mean the first shipment of Product by ROCHE or any of ROCHE's Affiliates or sublicensees to a wholesaler or distributor in commercial quantities for sale in a country in the Territory.

1.20 "Adjusted Gross Sales" shall mean the gross sales amount invoiced by ROCHE, its Affiliates, or sublicensees for the Product to non-Affiliated third party purchasers in the Territory less, to the extent such amounts are included in the amount of gross sales invoiced, deductions of returns (including withdrawals and recalls), rebates (price reductions, including Medicaid or performance based and similar types of rebates e.g., chargebacks or retroactive price reductions), volume (quantity) discounts, discounts granted at the time of invoicing, sales taxes and other taxes directly linked to the gross sales amount as computed on a product-by-product basis in ROCHE's sales statistics for the countries concerned.

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

1.21 "Net Sales" shall mean the amount calculated by subtracting from Adjusted Gross Sales a lump sum deduction of *** (***%) percent of Adjusted Gross Sales for those sales related deductions which are not accounted for on a product-by-product basis.

1.22 "Valid Claim" means a claim in any (i) unexpired and issued patent that is a PRAECIS Proprietary Right and that has not been dedicated to the public, disclaimed, revoked or held invalid by a final unappealable decision or unappealed decision of a court of competent jurisdiction, or (ii) pending patent application that is a PRAECIS Proprietary Right which patent application has not been on file with the applicable patent office for more than seven (7) years from the earliest date from which the patent application 1) was filed or 2) claims priority.

1.23 "Non-Disclosure Agreement" shall mean a non-disclosure agreement dated December 16, 1996 under which the parties have shared information with regard to the research, development and commercialization of LHRH antagonists.

1.24 "Information" shall mean any and all materials, trade secrets or other information related to the making, having made, using, offering for sale, selling or importing Product (including, without limitation, Technical Information and business information or objectives) which is disclosed in writing by one party ("Disclosing Party") to the other party ("Receiving Party") under (i) the Non-Disclosure Agreement, (ii) the Option Agreement, or (iii) this Agreement. Notwithstanding the foregoing, materials, trade secrets or other information which is orally, electronically or visually disclosed to the

Receiving Party by the Disclosing Party, shall constitute "Information" if the Disclosing Party, within thirty (30) days after such disclosure, delivers to the Receiving Party a written document or documents which describes in detail or summarizes the materials, trade secrets or other information and references the place and date of such oral, electronic, or visual disclosure and the names of the persons to whom such disclosure was made.

1.25 "Synthelabo Agreement" shall mean an agreement dated May 13, 1997 (as amended) between PRAECIS and Synthelabo, a societe anonyme organized in France ("Synthelabo"), with respect to the development and commercialization of Products outside the Territory. PRAECIS shall promptly provide to ROCHE any and all documents which amend, expressly or by implication, the Synthelabo agreement, which documents PRAECIS may redact with respect to financial information. ROCHE shall maintain any and all such documents as Information in accordance with the requirements of this Agreement.

1.26 "COGS Amount" shall mean the Initial Cost of Goods for the applicable form of Product, as adjusted pursuant to the provisions of the Heads of Supply Agreement and, upon execution in accordance with the terms thereof, the Supply Agreement (as defined in the Heads of Supply Agreement).

1.27 "Revenue Share" shall mean the amount provided for and determined as set forth in Section 6.2 of this Agreement, which amount reflects both a mark-up on Initial Cost of Goods and a payment.

1.28 "Product Revenue" shall mean the sum of the COGS Amount and the Revenue Share with respect to Product.

                               2. GRANT OF RIGHTS

2.1 Territory Rights. PRAECIS grants ROCHE the sole and exclusive right and license, with the right to sublicense (except as set forth in Sections 2.2 and 2.3), to make and have made (subject to the provisions of Article 4), use, offer for sale, import and sell Product under the PRAECIS Proprietary Rights in the Territory.

2.2 Sublicenses. Except as otherwise provided in Section 2.3 below, ROCHE shall have the right to sublicense the rights granted under Section 2.1 above to any given third party.

      If ROCHE grants a sublicense, all of the terms and conditions of this Agreement shall apply to the sublicensee to the same extent as they apply to ROCHE for all purposes. ROCHE assumes full responsibility for the performance of all obligations so imposed on such sublicensee and will itself pay and account to PRAECIS for all payments due under this Agreement by reason of the operations of any such sublicensee.

2.3 PRAECIS Right to Sublicense in the United States. In the event ROCHE desires to sublicense the rights to Products granted pursuant to Section 2.1 above to any third party in the United States, ROCHE shall first present an offer to PRAECIS. PRAECIS and ROCHE shall negotiate such offer in good faith for up to ninety (90) days from the date the offer is received by PRAECIS. If, at the end of such ninety (90) day period, the parties have been unable to reach agreement on the essential terms of such sublicense, ROCHE shall be free to offer sublicensing rights to Products in the United States to any third party. However, prior to entering into any such agreement with a third party, ROCHE shall (i) summarize in writing such terms ("Third Party Terms") to PRAECIS for PRAECIS to consider whether the Third Party Terms would be more favorable to PRAECIS than the offer last made to PRAECIS by ROCHE ("PRAECIS Offer") and (ii) request written consent from PRAECIS to such grant to the third party ("Sublicensee Notice").

      If PRAECIS, in good faith, determines that (i) the Third Party Terms are more favorable than the PRAECIS Offer (a "PRAECIS Third Party Terms Determination") and/or (ii) such grant to the third party would have a material adverse impact on the potential of Product in the Territory from a business or scientific viewpoint ("PRAECIS Material Adverse Impact Determination"), then PRAECIS shall so notify ROCHE in writing of such Determination(s) and provide ROCHE with reasons for such Determination(s) within thirty (30) days after receiving ROCHE's Sublicensee Notice. In the event ROCHE disagrees with either or both of PRAECIS' Determination(s), ROCHE shall so notify PRAECIS in writing within thirty (30) days after receiving PRAECIS' notice. PRAECIS shall then have thirty (30) days from ROCHE's notice to submit all matters in dispute to arbitration generally in accordance with the procedures set forth in Article 11 of this Agreement. Should PRAECIS not submit one or both of the two matters to arbitration within such thirty (30) days, then such corresponding Determination(s) and PRAECIS' notice shall be considered untimely and withdrawn.

      In the event (1) PRAECIS makes a PRAECIS Third Party Terms Determination and ROCHE agrees with such Determination or (2) such Determination is timely submitted to arbitration as described above and the arbitrator agrees with such Determination, ROCHE shall grant a sublicense to PRAECIS under the Third Party Terms. In the event PRAECIS makes a PRAECIS Third Party Terms Determination which is timely submitted to arbitration as described above and the arbitrator does not agree with such Determination, ROCHE shall be free to grant such sublicense to the third party under the Third Party Terms, except as provided in this Section 2.3 with respect to a PRAECIS Material Adverse Impact Determination.

      In the event (1) PRAECIS makes a PRAECIS Material Adverse Impact Determination and ROCHE agrees with such determination or (2) such Determination is timely submitted to arbitration as described above and the arbitrator agrees with such Determination, then ROCHE shall not be permitted to grant such sublicense to such third party. In the event PRAECIS makes a PRAECIS Material Adverse Impact Determination which is timely submitted to arbitration as described above and the arbitrator does not agree with such Determination, ROCHE shall be free to grant such sublicense to the third party under the Third Party Terms, except as provided above with respect to a PRAECIS Third Party Terms Determination.

2.4 Non-Territory Rights. The parties acknowledge that PRAECIS and Synthelabo have entered into the Synthelabo Agreement. In the event rights under patents applications, patents and know-how owned by or licensed (with the right to grant sublicenses) to PRAECIS now or at any time during the Term of the Agreement, relating to the making, having made, using, offering for sale, selling or importing of Products in a country outside the Territory become available for licensing due to any i) expiration, (ii) modification, (iii) termination by PRAECIS or Synthelabo, or (iv) exercise of rights by PRAECIS or Synthelabo, under the Synthelabo Agreement, PRAECIS, should it choose not to retain such rights for itself, shall first present an offer to ROCHE in writing to obtain such available rights. PRAECIS and ROCHE shall negotiate such offer in good faith for up to ninety (90) days from the date the offer is received by ROCHE. If, at the end of such ninety (90) day period, the parties have been unable to reach agreement on the essential terms of an agreement granting such available rights in the country to ROCHE, PRAECIS shall be free to offer the available rights in the country to any third party; provided, however, that prior to entering into any such agreement with a third party, PRAECIS shall summarize in writing such terms to ROCHE ("PRAECIS Third Party Terms") for ROCHE to consider whether the PRAECIS Third Party Terms would be more favorable to ROCHE than the offer last made to ROCHE by PRAECIS ("ROCHE Offer").

      If ROCHE, in good faith, determines that the PRAECIS Third Party Terms are more favorable than the ROCHE Offer, then ROCHE shall so notify PRAECIS in writing of such determination and shall provide reasons for such determination. ROCHE shall provide such notice and reasons to PRAECIS within thirty (30) days after ROCHE's receipt of the PRAECIS Third Party Terms. In the event PRAECIS disagrees with ROCHE's determination, PRAECIS shall so notify ROCHE in writing within thirty (30) days after receiving ROCHE's notice. ROCHE shall then have thirty (30) days from PRAECIS' notice to submit the matter to arbitration generally in accordance with the procedures set forth in Article 11 of this Agreement. Should ROCHE not timely submit the matter to arbitration within such thirty (30) days, then ROCHE's determination and notice shall be considered untimely and withdrawn.

      In the event (1) PRAECIS agrees with ROCHE's determination or (2) the matter is timely submitted to arbitration as described above and the arbitrator agrees with

ROCHE's determination, PRAECIS shall grant to ROCHE a license or sublicense to the available rights in the country under the PRAECIS Third Party Terms. In the event the matter is timely submitted to arbitration as described above and the arbitrator does not agree with ROCHE's determination, PRAECIS shall be free to grant such available rights to the third party under the PRAECIS Third Party Terms.

                                 3. DEVELOPMENT

3.1 Cooperation. ROCHE and PRAECIS will collaborate in developing procedures for each party to provide input into the development of Product, including, without limitation, regulatory submissions for Agreed Upon Indications.

3.2 Joint Steering Committee.

      a) The parties shall form a Joint Steering Committee ("JSC"), consisting of an equal number of representatives from each of ROCHE and PRAECIS, which equal number shall not exceed two (2). The JSC shall establish, in writing, the Agreed Upon Indications. The JSC shall be chaired, on a rotating annual calendar year basis, by a senior representative from ROCHE or PRAECIS, with the initial chairperson to be designated by ROCHE. The JSC shall have the following responsibilities: (a) establish the Agreed Upon Indications, as provided above, but with no recourse to Arbitration under Article 11; (b) establish policies for the development of Product for all Agreed Upon Indications in the Territory;
(c) establish policies for manufacture and formulation activities with respect to Product, including, without limitation, alternative sustained release formulations to maximize sales of the Product in the Territory; (d) approve and monitor annual development programs and modifications thereto; (e) establish subcommittees and project teams on an as-needed basis; and (f) undertake such other activities as may be agreed upon by the parties.

      b) To implement its policies, the JSC shall establish a Development Project Team ("DPT") containing representatives from ROCHE and PRAECIS. The DPT will (a) prepare and submit to the JSC for approval annual development plans and budgets for Product ("Development Program"), and, (b) under the oversight of the JSC, implement and monitor the Development Program, including submitting proposed modifications thereof to the JSC for its approval. The DPT shall be chaired by a Roche representative who shall lead the day-to-day operations of the DPT in implementing and monitoring the Development Program.

      c) The DPT will annually establish the Development Program, consisting of a development plan and a development budget, for Product in all Agreed Upon Indications. The development plan shall identify the activities to be conducted by the DPT, for at least eight (8) calendar quarters in advance and shall be updated on a quarterly basis. A rolling development budget in US dollars will be derived from such development plan and shall identify manpower used, expressed as Full Time Equivalents ("FTE"), and costs to be incurred by each party, either internally or externally, for at least the next eight (8) calendar quarters. The rolling development budget shall identify activities for each main development function, as detailed in Exhibit 3, in sufficient activity detail to allow monitoring of expenses versus budget. The parties shall update the development budget on a quarterly basis and may revise it if changes in the Development Program warrant.

3.3 JSC Decisions.

      a) Consensus. Decisions of the JSC regarding development of Product shall be made by consensus. If the JSC is unable to reach consensus on any development decision, the issue shall be submitted for consideration to the Head of Development for the Pharmaceutical Division of F.Hoffmann-La Roche Ltd, a Swiss Corporation having a principal place of business at Basel, Switzerland ("ROCHE-Basel") and to the Chief Executive Officer of PRAECIS.

      b) Agreed Upon Indication. In the event that the issue can not be resolved by the individuals named in subparagraph (a) and the issue is a development commitment which relates to an Agreed Upon Indication, then the party proposing the commitment ("Proposing Party") may proceed with such development commitment. In such event the issue must promptly be brought to an independent neutral expert selected by the parties or, if within thirty (30) days the parties are unable to agree upon an independent neutral expert, one selected by the American Arbitration Association ("AAA"), to determine whether such development commitment is reasonably necessary, consistent with prudent business practices, to obtain approval of Product for an Agreed Upon Indication. Such determination shall include consideration of whether development or commercialization, directly or indirectly, would have a material adverse impact on the potential of Product in the Territory from a business or scientific viewpoint. If the neutral expert determines that the commitment is reasonably necessary, then costs associated with such commitment shall be considered as Development Costs. If the neutral expert determines that the commitment is not reasonably necessary, then the costs incurred in connection with such commitment shall not be considered part of Development Costs and shall be paid solely by the Proposing Party.

      c) Other Indications.

            i) In the event that the issue can not be resolved by the individuals named in subparagraph (a) and the issue is a development commitment relating to an indication other than an Agreed Upon Indication, then the Proposing Party may proceed with such development commitment as set forth below, at its sole cost. In such event, the other party shall lose its rights with respect to such indication (other than under the Heads of Supply Agreement set forth as Exhibit 4 to this Agreement), including (1) in the case of PRAECIS, any copromotion rights and rights to financial consideration including Revenue Share under Section 6.2 and ex-US royalties under Section 6.3(a) with respect to such indication, and, (2) in the case of ROCHE, its license and related rights under
Article 2 with respect to such indication, except as described below.

            ii) Should PRAECIS be the Proposing Party, ROCHE shall have the option to reassume rights lost in subsection (c)(i) above with respect to such indication ("ROCHE Opt-in Right") by so notifying PRAECIS in writing before the filing of the NDA for such indication. In the event ROCHE exercises the Roche Opt-in Right with respect to an indication, ROCHE shall, within sixty (60) days after receiving an invoice with detailed cost information, reimburse PRAECIS for the amount of PRAECIS' documented costs in developing such indication (to the extent such costs would otherwise have been reimbursable as a Development Cost) and after ROCHE's exercise of the ROCHE Opt-in Right, share in the Development Costs for the indication in accordance with Section 3.4. Should PRAECIS be the Proposing Party and ROCHE does not exercise the ROCHE Opt-in Right, then upon notice to ROCHE, PRAECIS may develop and commercialize the indication either alone or in collabora-tion with or through one or more third parties and PRAECIS shall continue to supply Compound or Product in accordance with Article 4 for all other indications.

      Notwithstanding the above, PRAECIS shall not develop or commercialize such indication if the JSC decides that such development or commercialization, directly or indirectly, would have a material adverse impact on the potential of the Product in the Territory from a business or scientific viewpoint ("Impact"). Should the JSC not be able to reach a decision with respect to Impact, then the issue shall be submitted for consideration to the Head of Development for the Pharmaceutical Division of ROCHE-Basel and to the Chief Executive Officer of PRAECIS. In the event that such issue cannot be resolved by these individuals after a good faith discussion to resolve the issue, then either party may submit the matter to arbitration generally in accordance with the procedures set forth in Article 11 (other than Section 11.1(a) and 11.1(c) below) of this Agreement.

      iii) Should ROCHE be the Proposing Party, PRAECIS shall have the option to reassume rights lost in subsection (c)(i) above including the right to obtain Revenue Share under Section 6.2 and ex-US royalties under Section 6.3(a) with respect to such indication ("PRAECIS Opt-in Right") by so notifying ROCHE in writing before the filing of the NDA for such indication. In the event PRAECIS exercises the PRAECIS Opt-in Right with respect to an indication, PRAECIS shall, within sixty (60) days after receiving an invoice with detailed cost information, reimburse ROCHE for the amount of ROCHE's documented costs in developing such indication (to the extent such costs would otherwise have been reimbursable as a Development Cost) and after PRAECIS exercises the PRAECIS Opt-in Right share in the Development Costs for the indication in accordance with Section 3.4. Should ROCHE be the Proposing Party and

PRAECIS does not exercise the PRAECIS Opt-in Right, then upon notice to PRAECIS, ROCHE may develop and commercialize the indication either alone or in collaboration with or through one or more third parties and PRAECIS shall continue to supply Compound or Product in accordance with Article 4 for all other indications.

      Notwithstanding the above, ROCHE shall not develop or commercialize such indication if the JSC decides that such development or commercialization, directly or indirectly, would have a material adverse impact on the potential of the Product in the Territory from a business or scientific viewpoint ("Impact"). Should the JSC not be able to reach a decision with respect to Impact, then the issue shall be submitted for consideration to the Head of Development for ROCHE-Basel and to the Chief Executive Officer of PRAECIS. In the event that such issue cannot be resolved by these individuals after a good faith discussion to resolve the issue, then either party may submit the matter to arbitration generally in accordance with the procedures set forth in Article 11 (other than Section 11.1(a) and 11.1(c) below) of this Agreement.

            iv) When needed under Section 3.3(c)(iii), the parties shall agree upon mechanisms and equally share costs to account for sales which are attributable to such indications that are not Agreed Upon Indications.

3.4 Development Costs. Except as set forth in Section 3.8, the parties shall share equally Development Costs, after subtracting amounts paid by Synthelabo.

      Notwithstanding the above, ROCHE shall not be responsible for Development Costs incurred or commitments made before the Effective Date even if such costs or commitments are actually paid for or conducted after such date.

      The parties shall conduct the Development Program in accordance with annual budgets included therein. On or after the date ROCHE exercises its option under the Option Agreement, i) on a monthly basis thereafter, within fifteen
(15) days after the end of each calendar month during the Term of the Agreement, a given party shall provide a report to the other party and the JSC identifying the estimated expenses incurred by such party during the prior calendar month, and ii) within thirty (30) days after the end of each calendar quarter during the Term of the Agreement, a given party shall provide a final report to the other party and the JSC of actual Development Costs incurred by such party during the prior calendar quarter. Each monthly and quarterly report will be accompanied by and include reasonable documentation, in accordance with Exhibit 3, which itemizes and explains the costs incurred as to allow comparison to the annual budget. Based on the quarterly reports, the JSC shall, within thirty (30) days after the receipt of quarterly reports from each party, determine the net amount owed by one party to the other party, and the party owing such net amount will make such payment within five (5) business days after such determination. Except as set forth in the Development Program, one party shall not bind another party to any financial obligation whatsoever without the other party's prior written approval.

      Reports provided to ROCHE shall be sent to:

            Roche Products Inc.
            State Road #670 km 2.7
            Manati, Puerto Rico 00647-0452
            Attn: President

      or to any other address that ROCHE may advise in writing.

      Reports provided to PRAECIS shall be sent to:

               PRAECIS PHARMACEUTICALS INCORPORATED
               1 Hampshire Street
               Cambridge, Massachusetts 02139
               Attn: Chief Financial Officer

      or to any other address that PRAECIS may advise in writing.

      All Development Costs payable to a party under this Agreement shall be payable in U.S. Dollars by wire transfer to a bank account designated by the party. Development Costs incurred by a party in a country having a currency other than US Dollars shall be converted into US Dollars. ROCHE shall convert Development Costs incurred by PRAECIS in a country having a currency other than US Dollars for a given calendar month using the average of the daily official rates of exchange for each day in the calendar month, using the rates of exchange as computed in ROCHE's central foreign currency exchange data base derived from the Reuters System. PRAECIS shall convert Development Costs incurred by ROCHE in a country having a currency other than US Dollars for a given calendar month using the average of the daily official rates of exchange for each day in the calendar month, using the rates of exchange from the Reuters System.

3.5 Audit. Each party shall keep accurate and correct records appropriate to determine the amounts due under Article 3 of this Agreement. Such records shall be retained for at least four (4) years following the end of the calendar year to which such records pertain.

      A party or its authorized independent public accountant ("auditing party") shall have the right to engage a partner (or person comparable in position and technical expertise to a partner), located in the country where the audit would occur, from the other party's independent public accountant, to perform, on behalf of the auditing party, an audit of such books and records of the other party ("audited party") that are deemed reasonably necessary by such partner to verify the audited party's report(s) for the period(s) requested. The partner can not be responsible for supervising or conducting audits of the audited party's books and records. The audit shall be conducted in accordance with generally accepted auditing standards in the United States of America.

      The audit rights under this Section of this Agreement may be exercised by a party (1) no more often than once per year (2) not more frequently than once with respect to records covering any specific period of time, and (3) only within four (4) years after the payment period to which such records relate. The audit shall be performed upon no less than thirty (30) days prior written notice to the audited party, during the audited party's normal business hours. The terms of this Section 3.5 shall survive the Term of the Agreement for a period of four (4) years.

      The auditing party will bear the full cost any such audit unless such audit discloses an underpayment to the auditing party of more than five percent (5%) from the amounts paid. The audited party shall promptly (1) pay any underpayment due the auditing party and, (2) if the underpayment due to the auditing party is more than five percent (5%) of the amount paid, the audited party shall bear the full reasonable cost of such audit. Any overpayment by the audited party shall be deducted from the next payment due the auditing party under Section 3 of this Agreement or, if no such further payments are due promptly reimbursed to the auditing party.

3.6 Diligence. Each party shall use reasonable diligence consistent with prudent business practices to develop Product and obtain and maintain necessary governmental approval to market Product in the Territory in accordance with the Development Program which includes all normal and customary activities necessary for timely development of Product for the Agreed Upon Indications. Reasonable diligence for a party shall mean the same standard of effort as would be used by the party in the development, testing, and manufacturing of its products of its own innovation of similar scientific and business potential in the Territory.

3.7 NDA. In the United States, the NDA for Product shall be owned by PRAECIS and filed by ROCHE or its Affiliates on behalf of PRAECIS. Outside the United States and within the Territory, the NDA for Product shall be owned by ROCHE or its Affiliates and filed by ROCHE or its Affiliates. Each party, upon request, shall supply the other party with a copy of all communications related to Product to or from any governmental agency of all countries in the Territory.

      ROCHE shall have primary responsibility for compiling and submitting the NDA documentation for all countries in the Territory, except for a given country of the Territory if, for the given country, the JSC concludes that the submission of the NDA in the given country would be materially delayed by ROCHE compiling and submitting such documentation.

      Consistent with the role of an NDA owner, PRAECIS shall promptly act upon any promotional material related to Product provided by ROCHE for submission to the FDA.

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

3.8 Data. All data generated on account of the Development Program shall be owned jointly by ROCHE and PRAECIS and shall not be provided to any third party without the consent of both parties, except to Synthelabo to the extent required by (i) applicable regulatory authorities or (ii) the Synthelabo Agreement as of the Effective Date. PRAECIS will use best efforts to ensure that Synthelabo timely provides to ROCHE, free of charge, all data relating to the safety of Compound and Product and all other data relating to clinical studies.

3.9 Additional Trial. PRAECIS and ROCHE, subject to approval by the JSC pursuant to Section 3.3, may conduct an additional clinical study on ***. Should the JSC decide to have such study conducted, for the first *** dollars ($***) of Development Costs associated with the ***, ROCHE shall be responsible for sharing *** and PRAECIS shall be responsible for sharing the remaining Development Costs associated with ***. For any Development Costs associated with the *** in excess of *** dollars ($***), the parties shall share equally such additional Development Costs, after subtracting amounts paid by Synthelabo to PRAECIS with respect to those additional Development Costs. PRAECIS shall use best efforts to secure the agreement of Synthelabo to pay a sum which *** of the Development Costs of the ***. Any payments by Synthelabo with respect to the first *** dollars ($***) of Development Costs associated with the *** will not be deducted in determining ROCHE's funding obligation for the ***.

3.10 Withholding Tax. With respect to Development Costs, each party will remit payments to the other party due under this Article 3 without deduction of any withholding taxes which may otherwise be due.

3.11 Trademarks. It is the objective of the parties to have a single worldwide trademark for a given Product. ROCHE shall own the trademark for a given Product only in the Territory. ROCHE shall bear the cost of obtaining and maintaining the trademark for the Product in the Territory. Notwithstanding the above and subject to Section 3.3, for a given Product, in the event PRAECIS or any of its Affiliates or sublicensees (including Synthelabo), if any, has or acquires the right to market and sell Product incorporating PRAECIS Proprietary Rights in the Territory, then PRAECIS or such Affiliate or sublicensee shall have the right to use the trademark for the Product on a royalty-free basis in connection with marketing and selling such Product in the Territory.

      Outside the Territory, upon written request from PRAECIS to ROCHE, PRAECIS or any of its Affiliates or sublicensees (including Synthelabo) shall have the right to use the same trademark for the same Product as it is used in the Territory on a royalty-free basis unless ROCHE determines and demonstrates within thirty (30) days after the date PRAECIS requested such use that such use would have a material adverse impact on the potential of Product in the Territory from a business viewpoint. In the event PRAECIS does not agree that ROCHE has demonstrated that such use would have a material adverse impact on the potential of Product in the Territory from a business viewpoint, PRAECIS shall so notify ROCHE in writing within thirty (30) days after the date PRAECIS requested such use. ROCHE shall then have thirty (30) days from PRAECIS's notice to submit the matter to arbitration generally in accordance with the procedures set forth in Article 11 of this Agreement. Should ROCHE not submit the matter to arbitration within such thirty (30) days, then ROCHE's determination and notice shall be considered untimely and withdrawn. In the event (1) PRAECIS agrees with ROCHE or (2) the matter is timely submitted to arbitration as described above and the arbitrator agrees with ROCHE, PRAECIS and its Affiliates and sublicensees (including Synthelabo) shall not have the right to use the trademark outside the Territory. In the event the matter is timely submitted to arbitration as described above and the arbitrator does not agree with ROCHE's determination, PRAECIS and its Affiliates and sublicensees (including Synthelabo) shall be free to use such trademark outside the Territory for the same Product as used in the Territory on a royalty-free basis.

                                4. MANUFACTURING

4.1 Supply Agreement.

      a) Heads. The parties shall enter into a Supply Agreement for PRAECIS to exclusively make or have made and ROCHE to exclusively purchase its requirement of Compound and/or Product in the Territory. A Heads of Supply Agreement is set forth in Exhibit 4 to this Agreement and is binding on the parties. The Heads of Supply Agreement shall be the basis for preparing a full Supply Agreement. It is anticipated that the parties will negotiate in good faith additional specific terms reflecting the understandings set forth in the Heads of Supply Agreement and finalize the Supply Agreement within three (3) months after Initiation of First Phase III.

      b) Dispute. In the event that the parties are unable to resolve any issues and thus are unable to finalize the Supply Agreement by three (3) months after Initiation of First Phase III, the parties shall first refer such issues to the President of Roche Laboratories Inc., a Delaware corporation which is an Affiliate of ROCHE ("Roche Labs"), or its equivalent, and to the Chief Executive Officer of PRAECIS for resolution. In the event that such issues cannot be resolved by these individuals, then either party may initiate arbitration generally in accordance with the procedures set forth in Article 11 (other than Sections 11(a) and 11(c) below) of this Agreement. However, the decision of the arbitrator pursuant to this Section 4.1 shall be based on the following factors in descending order of importance: (a) consistency with the provisions of this Agreement and Heads of Supply Agreement; (b) consistency with the intent of the parties as reflected in this Agreement and Heads of Supply Agreement; and (c) customary and reasonable provisions included in comparable supply agreements.

                              5. COMMERCIALIZATION

5.1 Diligence. ROCHE shall use reasonable diligence consistent with ROCHE's typical prudent business practices to market and sell Product in the Territory. Reasonable diligence for ROCHE under this Section 5.1 shall mean the same standard of effort as would be used by ROCHE in the marketing and sale of products of its own innovation of similar business potential in the Territory.

5.2 Cooperation. ROCHE and PRAECIS will collaborate in developing procedures for PRAECIS to provide input into the promotion of Product. ROCHE shall retain responsibility for leading the implementation of the promotion of Product and making decisions regarding marketing of Product. ROCHE shall present the ROCHE marketing plan for Product to PRAECIS on at least an annual basis, and PRAECIS shall have a reasonable opportunity to provide comments thereon to ROCHE.

5.3 US Copromotion Option.

      a) Option. PRAECIS shall have an option to promote and detail in the United States Product jointly with Hoffmann-La Roche Inc., a New Jersey corporation, having a principal place of business at Nutley, New Jersey ("ROCHE-Nutley") or, at ROCHE-Nutley's discretion, an Affiliate of ROCHE-Nutley, such option to be exercised in accordance with Section 1 of the Heads of Agreement for Copromotion as set forth in Exhibit 5 to this Agreement ("Copromotion Option"). The Heads of Agreement for Copromotion is binding on the parties, and shall be the basis for preparing a full Copromotion Agreement ("Copromotion Agreement"). It is anticipated that the parties will negotiate in good faith additional specific terms reflecting the understandings set forth in the Heads of Agreement for Copromotion and finalize the Copromotion Agreement within three (3) months after PRAECIS exercises its Copromotion Option.

      b) Dispute. In the event that the parties are unable to resolve any issues and thus are unable to finalize the Copromotion Agreement by three (3) months after the Copromotion Option is exercised, the parties shall first refer such issues to the President of Roche Labs, or its equivalent, and to the Chief Executive Officer of PRAECIS for resolution. In the event that such issues cannot be resolved by these individuals, then either party may initiate arbitration generally in accordance with the procedures set forth in Article 11 (other than Sections 11(a) and 11(c) below) of this Agreement. However, the decision of the arbitrator pursuant to this Section 5.3 shall be based on the following factors in descending order of importance: (a) consistency

             CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

with the provisions of this Agreement and Heads of Copromotion Agreement; (b) consistency with the intent of the parties as reflected in this Agreement and Heads of Copromotion Agreement; and (c) customary and reasonable provisions included in comparable agreements.

                                6. CONSIDERATION

6.1 Development Payments.

      a) Events. ROCHE shall make the following non-refundable payment(s) to PRAECIS within thirty (30) days after (i) the first achievement of the respective event(s) set forth below with respect to an Agreed Upon Indication for Product and (ii) receipt of an invoice from PRAECIS:

                                    TABLE # I
                                    ---------

         ------------------------------------------------------------
          Event For an Agreed Upon             United States Dollars
                 Indication                        (In Millions)
         ------------------------------------------------------------
          ***                                  ***
         ------------------------------------------------------------

Under Table I, ***.

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

Each of the above payments shall be payable no more than once and shall encompass all products comprising Product and all indications taken together.

In the event the United States FDA waives Initiation of First Phase III for Product, the payment that would otherwise have become due under this Section 6.1 for Initiation of First Phase III will be due and payable upon Filing NDA in the United States.

      b) Allocation. Based upon PRAECIS' allocation of PRAECIS Proprietary Rights between (1) patents owned by PRAECIS and (2) those owned by third parties (such as patents related to Product owned by the Indiana University Foundation ("IU")) and licensed to PRAECIS, the payments of Table 1 are allocated as follows: ***% of each such payment shall be deemed to be attributable to the PRAECIS Proprietary Rights owned by PRAECIS, and ***% of each such payment shall be deemed to be attributable to that portion of the PRAECIS Proprietary Rights owned by third parties and licensed to PRAECIS.

      c) Withholding Tax. When due and payable, ROCHE will remit each of the above payments under Section 6.1(a) to PRAECIS without deduction of any withholding taxes which may otherwise be due.

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

6.2 Payments - United States.

      a) Revenue Share. For the United States, during the Term of the Agreement and following Launch of Product, for sales in the United States, within fifteen
(15) days after the end of each fiscal month, ROCHE shall provide PRAECIS with a monthly report of estimated Net Sales of Product in the United States by ROCHE, its Affiliates and sublicensees during the preceding month, which report shall include information concerning total units of Product sold by ROCHE, its Affiliates and sublicensees in the United States to non-Affiliated third party purchasers during such month. Based upon this report and the form of Product supplied by PRAECIS to ROCHE (e.g., Compound, Semi-Finished Dosage Form or otherwise), PRAECIS shall submit an invoice to ROCHE stating the estimated amounts due from ROCHE to PRAECIS on account of Product Revenue, itemizing separately the COGS Amount and the Revenue Share.

      Subject, inter alia, to Sections 3.3(c) and 8.1, the Revenue Share shall equal a percentage of Net Sales of Product sold by ROCHE in the United States in a calendar year as follows:

                                   TABLE # II
                                   ----------

         ------------------------------------------------------------
            Incremental Net Sales $ US (in Percentage (%) Millions)
         ------------------------------------------------------------
                 ***                                 25
         ------------------------------------------------------------
                 ***                                ***
         ------------------------------------------------------------
                 ***                                ***
         ------------------------------------------------------------
                 ***                                ***
         ------------------------------------------------------------

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

      By way of illustration, assume in the calendar year 2001 that Net Sales of Product in the United States total $***. The Revenue Share payable by ROCHE to PRAECIS would be $***, calculated as follows:

                                   TABLE # III
                                   -----------
         ------------------------------------------------------------
            Sales (million)     x  %       Revenue Share (million)
         ------------------------------------------------------------
         ------------------------------------------------------------
              ***               x 25              ***
         ------------------------------------------------------------
         ------------------------------------------------------------
              ***               ***               ***
         ------------------------------------------------------------
         ------------------------------------------------------------
              ***               ***               ***
         ------------------------------------------------------------
         ------------------------------------------------------------
            -------                            ---------
         ------------------------------------------------------------
         ------------------------------------------------------------
              ***                                 ***
         ------------------------------------------------------------
         ------------------------------------------------------------

      The Revenue Share shall be an amount serving as consideration for PRAECIS granting ROCHE the right and license to offer for sale, import and sell Product under the PRAECIS Proprietary Rights in the United States.

      b) Royalty. As additional consideration for PRAECIS granting ROCHE the right and license to offer for sale, import and sell Product under the PRAECIS Proprietary Rights in the United States, ROCHE shall pay to PRAECIS a one-time, non-refundable royalty payment equal to $*** U.S. within thirty (30) days after the first Launch of Product in the United States for an Agreed Upon Indication. For purposes of this Section 6.2(b), such Launch of Product shall include PRAECIS' supplying ROCHE with sufficient quantity of Product to (i) meet ROCHE's forecast of ROCHE's requirements for Product, as provided by ROCHE to PRAECIS in accordance with the

Heads of Supply Agreement set forth in Exhibit 4, for at least six (6) consecutive month sales in the United States from Launch of Product and (ii) allow ROCHE reasonable time to manufacture finished goods and distribute such finished goods in adequate quantities for Launch of Product throughout the United States.

      c) Payment of COGS Amount. Based upon the invoice submitted under Section 6.2(a), in good faith, by PRAECIS to ROCHE, ROCHE shall pay the COGS Amount within thirty (30) days after receipt by ROCHE of the invoice.

      d) Payment of Revenue Share. During the Term of the Agreement and following Launch of Product, within sixty (60) days after the end of each fiscal quarter, ROCHE shall provide PRAECIS with a report of actual Net Sales of Product sold by ROCHE in the United States for that fiscal quarter and shall compute the actual amount of Revenue Share owed by ROCHE to PRAECIS, subject, inter alia, to Sections 3.3(c) and 8.1. Payment of such Revenue Share shall accompany this report.

      In the event that there is a difference between the estimated units of Product sold and the actual units of Product sold for the given fiscal quarter, the parties shall make an adjustment to COGS Amount for the given period to reflect the difference. If for a given fiscal quarter the amount of estimated units of Products sold exceeded the amount of units of Product actually sold ("Overestimate"), ROCHE will deduct an amount reflecting the Overestimate from the Revenue Share otherwise due PRAECIS under this Agreement on account of sales of Product in the United States during the fiscal quarter.

      Notwithstanding the foregoing, if ROCHE, in its sole determination, concludes that a unit of Product, supplied by PRAECIS to ROCHE and intended for sale in the United States, reaches obsolescence, then ROCHE shall, within sixty (60) days after the end of the fiscal quarter in which such unit reaches obsolescence, pay to PRAECIS the COGS Amount for such unit as an inventory adjustment fee. In no event shall such obsolescence exceed the expiration date of such unit of Product. Such payment shall reflect the form of Product received from PRAECIS by ROCHE.

      e) Duration. The duration of payment by ROCHE to PRAECIS of the Revenue Share under Section 6.2 shall continue for the longer of (i) ten (10) years from Launch of Product in the United States or (ii) the date of the last to expire Valid Claim that would be infringed by ROCHE's making, having made, using, importing, offering for sale or selling of Product in the United States.

      f) Third Party Entry in the United States. If, in the United States, in any calendar quarter a third party other than an Affiliate or sublicensee of ROCHE achieves market penetration which, with respect to a Product (including all formulations containing the same Compound (including acids, salts or esters thereof) as found in the given Product), cumulatively amounts to more than a fifteen percent (15%) market share in the United States of units of such Product as determined on a unit basis in such calendar quarter, the Revenue Share otherwise due from ROCHE to PRAECIS under this Section 6.2 shall be reduced by an amount (not to exceed fifty percent (50%)) to be agreed upon by the parties, such amount to reflect the (i) relative gross margin and (ii) market share of ROCHE before and after such market penetration. Such amount shall be determined by the mutual agreement of the parties after good faith negotiations. Should the parties be unable to reach mutual agreement

               CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS (*) DENOTE SUCH OMISSIONS.



thereon, the matter shall be submitted to arbitration generally in accordance with the procedures set forth in Article 11 of this Agreement.

      g) Additional Consideration. ROCHE shall also pay PRAECIS a total sum of one dollar ($1.00) as consideration for PRAECIS granting ROCHE the right and license to make, have made and use Product under the PRAECIS Proprietary Rights in the United States.

6.3 Payments - Outside the United States.

      a) Ex-US Royalties. For sales in all countries in the Territory outside the United States, during the Term of the Agreement for a given country, ROCHE shall pay PRAECIS (a) an amount equal to the COGS Amount for the applicable form of Product as reflected by the units supplied by PRAECIS to ROCHE ("ex-US COGS ") and (b) a royalty of *** percent (***) of Net Sales - of Product in each such country ("ex-US Royalties").

      In accordance with the Heads of Supply Agreement as set forth in
Exhibit 4, ROCHE shall pay the ex-US COGS within thirty (30) days after receipt by ROCHE of an invoice from PRAECIS for the Compound and/or Product that has been delivered to ROCHE under a firm purchase order.

      Within ninety (90) days after the end of each calendar quarter, ROCHE shall provide PRAECIS with a report of Net Sales of Product sold by ROCHE in countries of the Territory outside the United States for that calendar quarter and compute the

               CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                   WITH THE SECURITIES AND EXCHANGE COMMISSION.
                       ASTERISKS (*) DENOTE SUCH OMISSIONS.

amount of royalties owed by ROCHE to PRAECIS under this Section 6.3. Payment of such royalties shall accompany this report.

      b) Duration. The duration of payment of royalties under this Section
6.3 in a country shall continue for the longer of (i) ten (10) years from Launch of Product in that country or (ii) the date of the last to expire Valid Claim which except for this Agreement would be infringed by ROCHE's making, having made, using, importing, offering for sale or selling of Product in that country. The royalties set forth in this Section 6.3 shall be reduced to *** percent (***) of Net Sales at any time and in any country in which ROCHE's making, having made, using, importing, offering for sale or selling of Product in such country would not infringe a Valid Claim in that country.

      c) Third Party Entry Outside the United States. If, in a country in the Territory outside the United States, in any calendar quarter a third party other than an Affiliate or sublicensee of ROCHE achieves market penetration which, with respect to a Product (including all formulations containing the same Compound (including acids, salts or esters thereof) as found in the given Product), cumulatively amounts to more than a *** percent (***) market share in such country of units of such product as determined on a unit basis in such calendar quarter, the ex-US royalties otherwise due from ROCHE to PRAECIS under this Section 6.3 shall be reduced by an amount (not to exceed *** percent (***) to be agreed upon by the parties, such amount to reflect the (i) relative gross margin and (ii) market share of ROCHE before and after such market penetration. Such amount shall be determined by the mutual agreement of the parties after good faith negotiations. Should the parties be unable to reach mutual agreement thereon, the matter shall be submitted to arbitration generally in accordance with the procedures set forth in Article 11 of this Agreement.

             CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

6.4 Withholding Tax. All payments under Sections 6.2 and 6.3 shall be made in full without deduction of taxes, charges and any other duties ("Taxes") that may be imposed, provided, however, that ROCHE shall to the extent required under the tax law of a given country, withhold such Taxes from any such sum and forthwith upon paying such sum to the given countries' tax authorities promptly furnish PRAECIS with the receipt thereof in respect of the same. The parties agree to cooperate in all respects necessary to (a) take advantage of reduced withholding tax rates available under any applicable tax treaties, and (b) assist PRAECIS in obtaining any refunds for PRAECIS of amounts withheld and paid to tax authorities.

      Notwithstanding the above, ROCHE will be liable for, and will not deduct any Tax imposed on payment of Revenue Share by the Commonwealth of Puerto Rico.

6.5 ROCHE Third Party Payments. Except as provided in Section 6.6, if ROCHE, in good faith, pays consideration under patent rights or know-how owned or controlled by a party other than PRAECIS, which in ROCHE's opinion, is reasonably required to allow ROCHE to make, have made, use, import, offer for sale or sell Product (other than active ingredients which are not Compound) in a given country, then the payments otherwise made by ROCHE to PRAECIS under this Agreement (other than Development Costs under Section 3.4, payments under Section 6.1, and payments relating to the COGS Amount and ex-U.S. COGS under Sections 6.2 and 6.3 respectively) shall be reduced by such consideration. However, in no event shall any such payment be reduced by more than *** in any quarter as a result of such consideration,

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

with any amounts not utilized as a result of such limitation ("Unutilized Amounts") being carried forward to future reporting periods. Within thirty
(30) days after the end of the Term of the Agreement for a given country, PRAECIS shall reimburse ROCHE for an amount equal to the cumulative Unutilized Amounts for such country.

6.6 PRAECIS Third Party Payments.

      a) Third Parties. PRAECIS shall be solely responsible for all royalties and other payments that may be due or payable by it to a third party.

      b) Indiana University. Notwithstanding Section 6.6(a), the parties acknowledge that PRAECIS and IU have entered into an agreement dated October 17, 1996 ("Indiana Agreement") and an Amendment which is being finalized by PRAECIS (which Amendment, upon finalization, will immediately be sent to ROCHE). ROCHE shall pay IU directly a portion of the royalty that is due IU under the Indiana Agreement up to a maximum of *** (***%) of Net Sales of Product in the Territory. Prior to Launch of Product, PRAECIS shall notify ROCHE in writing of the address to where ROCHE shall pay such royalty due IU. In addition, PRAECIS shall promptly notify ROCHE of any changes or modifications to the IU Agreement.

      PRAECIS warrants and represents that PRAECIS has obtained IU's approval for ROCHE's use of the Net Sales definition as defined in Section 1.21 of this Agreement rather than the net sales definition set forth in the Indiana Agreement.

6.7 Royalties Due Once. Sales of Product between and among ROCHE, its Affiliates and its sublicensees which are subsequently resold or to be resold by ROCHE, its Affiliates or its sublicensees to a third party shall not be subject to a royalty, but royalties shall be payable upon any such resale other than by a licensee of PRAECIS outside the Territory with regard to Product or any one in privity with any such licensee. The obligation to pay royalties to PRAECIS under this Agreement is imposed only once with respect to the same unit of Product.

6.8 Combination Products. For any product containing both a pharmaceutically active agent which causes it to be considered a Product and one or more other pharmaceutically active agents which are not Products ("Combination Product"), the parties shall in good faith negotiate and agree to an appropriate adjustment to the Net Sales to reflect the relative contribution of each Product and each other pharmaceutically active agent which is not a Product to the Combination Product. If, after good faith negotiations (not to exceed ninety (90) days, which can be extended by mutual agreement), the parties can not agree to an appropriate adjustment, Net Sales shall be equal to Net Sales of the Combination Product multiplied by a fraction, the numerator of which is the reasonable fair market value of the Compounds contained in the Combination Product and the denominator of which is the reasonable fair market value of all pharmaceutically active agents contained in the Combination Product.

6.9 Currency. All amounts payable to PRAECIS under this Agreement shall be payable in U.S. Dollars by wire transfer to a bank account designated by PRAECIS. When calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies shall be converted into Swiss Francs as computed by ROCHE-Basel for the countries concerned, using the average monthly rate of exchange at the time for such currencies calculated on the basis of the average daily rate of exchange as retrieved from the Reuters System during such month. When calculating the royalties on Net Sales, such conversion shall be at the average rate of Swiss Franc to the United States currency calculated on the basis of the average daily rate of exchange as retrieved from the Reuter's System for the applicable reporting period.

6.10 Blocked Country. If at any time a Product is sold in a country in which conditions or legal restrictions exist which prohibit remittance of United States dollars or Swiss Francs ("Blocked Country") the following provisions shall apply to the payment of the corresponding royalty, depending on where the Product is made:

      a) If such Product is made in the same or another Blocked Country, ROCHE shall make such royalty payment by depositing the amount thereof in the currency of the country of sale or manufacture, at PRAECIS's election, to PRAECIS's account in a bank designated by PRAECIS in such country.

      b) If such Product is made in a country which is not a Blocked Country, then a "number" shall be obtained by multiplying the applicable royalty rate by the price at which the Product is sold to the entity selling in the Blocked Country. ROCHE or its Affiliate (i) shall pay that "number" to PRAECIS as converted to US Dollars in accordance with Section 6.9, and (ii) shall deposit the excess of the applicable royalty over the "number", in the currency of the country of sale of the Product, to PRAECIS's account in a bank designated by PRAECIS in such Blocked Country.

6.11 Audit. ROCHE shall keep, and shall require its Affiliates and sublicensees to keep, accurate and correct records of Products sold under this Agreement appropriate to determine the amounts due hereunder to PRAECIS. Such records shall be retained for at least four (4) years following the end of the calendar year to which such records pertain.

      PRAECIS or its authorized independent public accountant shall have the right to engage a partner (or person comparable in position and technical expertise to a partner), located in the country where the audit would occur, from ROCHE's independent public accountant to perform, on behalf of PRAECIS or its independent public accountant, an audit of such books and records of ROCHE that are deemed reasonably necessary by such partner to verify ROCHE's report(s) on Net Sales of Products for the period(s) requested. The partner can not be responsible for supervising or conducting audits of ROCHE's books and records. The audit shall be conducted in accordance with generally accepted auditing standards in the United States of America.

      The audit rights under this Agreement may be exercised by PRAECIS (1) no more often than once per year, (2) not more frequently than once with respect to records covering any specific period of time, and (3) within four
(4) years after the payment period to which such records relate. The audit shall be performed upon no less than thirty (30) days prior written notice to ROCHE, during ROCHE's normal business hours. The terms of this Section 6.11 shall survive the Term of the Agreement for a period of four (4) years.

      PRAECIS will bear the full cost any such audit unless such audit discloses an underpayment to PRAECIS of more than five percent (5%) from the amounts paid. ROCHE shall promptly (1) pay any underpayment due to PRAECIS and, (2) if the

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

underpayment is more than five percent (5%) of the amount paid, ROCHE shall bear the full reasonable cost of such audit. Any overpayment by ROCHE shall be deducted from the next payment due PRAECIS under Section 6 of this Agreement or, if no such further payments are due, promptly reimbursed to ROCHE by PRAECIS.

6.12 Mechanism for Adjustment. Should any amount such as reductions, credits or deductions otherwise allowable to ROCHE for a country under this Agreement not be utilized by ROCHE upon the termination of this Agreement (other than a termination as a result of a material breach by ROCHE pursuant to Section 9.3), then PRAECIS shall promptly reimburse ROCHE for the allowable amount.

6.13 Low Sales Adjustment.

      a) If, in the third (3rd) or any subsequent full calendar year up to and including the eighth (8th) full calendar year after Launch of Product in the United States, Net Sales in the United States do not exceed *** dollars ($***) in a given full calendar year, the following provisions shall apply. At ROCHE's written request to PRAECIS (which request may be given more than once), the parties promptly and in good faith shall (i) meet and consider whether modifications to the consideration under the Agreement are required in light of a goal for a fifty-fifty (50/50) sharing between the parties of the net present value as of the Effective Date of the pretax net income for Product during the Term of the Agreement ("NPV"), and (ii) if the parties agree that a modification is required, negotiate modifications in light of the above goal, taking into

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

account, without limitation, prudent business practices and all amounts paid or to be paid by a party to the other under this Agreement including all Development Costs.

      b) The parties agree that any modifications under Section 6.13 shall be prospective only. Additionally, the parties agree that any modifications under Section 6.13 shall not be effective for a given calendar year in which Net Sales in the United States equal or exceed *** dollars ($***).

      c) The parties recognize that they have not disclosed to each other the financial models that reflect expectations for such fifty-fifty (50/50) sharing of NPV. The parties also further recognize that in implementing this
Section 6.13 additional financial information (for example, relative to marketing, promotion, sales and expenses of Product) would need to be disclosed and discussed. Neither party, by agreeing to the provisions of this
Section 6.13, concedes that any modification to the consideration would or would not need to be made if Net Sales in the United States are less than *** dollars ($***).

      d) Should the parties be unable to agree upon (i) whether a modification is required, or (ii) if required, how to modify the consideration, then the arbitration procedures of Article 11 shall be available.

                                 7. INFORMATION

7.1 Exchange.

      a) Mechanism. During the Term of the Agreement, the parties will, free of charge, exchange and, to this end, the parties shall establish a mechanism by which the parties will share, Information necessary for the parties to meet their obligations under this Agreement.

      In particular, a party shall, to the extent it is legally permitted to do so, exchange all information coming into its possession or control, or its representatives or Affiliates possession or control, relating to formulation, manufacture, improvement, use and sale of Product in the Territory, including any such information consisting of technical, pharmacological, preclinical, clinical, biochemical, toxicological and pharmacokinetic experimental data and results related to Product. Each party shall also permit a reasonable number of representatives of the other party or its Affiliates, at reasonable time and upon reasonable notice, to observe, review, make copies of, and/or discuss with the party or its Affiliate's scientists and/or clinicians supervising or conducting research related to Product, the results of studies and/or submissions to governmental agencies concerning Products, at mutually agreeable times and locations. Each party shall also permit a reasonable number of representatives of the other party or its Affiliates, at reasonable time and upon reasonable notice, to observe, review, make copies of, and/or discuss with its or its Affiliate's scientists supervising or conducting manufacture of Product or third party scientists supervising or conducting manufacture on behalf of it, at mutually agreeable times and locations.

      b) Adverse Events. During the Term of the Agreement, each party shall notify the other of all information coming into its possession concerning side effects, injury, toxicity, pregnancy or sensitivity reaction associated with commercial or clinical uses, studies, investigations or tests with Product, throughout the world, whether or not determined to be attributable to Product ("Adverse Reaction Reports"). In the case of Adverse Reaction reports within the scope of 21 CFR 314.80(c)(iii), PRAECIS shall transmit such Adverse Reaction Reports relating to Product to ROCHE and ROCHE-Nutley so that they are received by both ROCHE and ROCHE-Nutley within two (2) calendar days after receipt by PRAECIS, or such other reporting period as may be required by law, and ROCHE shall notify PRAECIS of any Adverse Reaction Report relating to Product within two (2) calendar days after receipt thereof by ROCHE.

7.2 Information. During the Term of the Agreement and for ten (10) years after termination, a Receiving Party shall a) treat Information provided by a Disclosing Party as it would treat its own information of a similar nature and take all reasonable precautions not to disclose such Information to third parties except Affiliates or actual or potential sublicensees who agree to be bound by the same terms and conditions as found in this Article 7, without the other party's prior written authorization and b) not use such Information for other than the purposes of fulfilling its obligations under this Agreement.

      The provisions of this Section 7.2 shall not apply to such Information which:

      a) was known or used by the Receiving Party or its Affiliates prior to its date of disclosure to the Receiving Party or its Affiliates by the Disclosing Party or its

Affiliates, as evidenced by the prior written records of the Receiving Party or its Affiliates; or

      b) either before or after the date of the disclosure to the Receiving Party or its Affiliates, is lawfully disclosed to the Receiving Party or its Affiliates by a third party rightfully in possession of such information; or

      c) either before or after the date of the disclosure to the Receiving Party or its Affiliates, becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates, but such inapplicability applies only after such information is published or becomes generally known; or

      d) is independently developed by the Receiving Party or its Affiliates without reference to or reliance upon any such information of the Disclosing Party or its Affiliates; or

      e) is required to be disclosed by the Receiving Party or its Affiliates to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that, the Receiving Party or its Affiliates provides prior written notice of such disclosure to the Disclosing Party or its Affiliates and, to the extent practicable, takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

      f) is permitted to be disclosed as provided in Section 12.2, provided that such disclosure is made in compliance with such Section, and only to the extent permitted under such Section.

7.3 Non-Disclosure Agreements.

      a) Employees. Each party covenants and agrees that either (i) it or its Affiliates has in place agreements requiring its employees, including the employees of its Affiliates, to (A) maintain all Information provided by the Disclosing Party in accordance with the requirements of this Agreement and
(B) to assign to such party all rights to inventions and other intellectual property which its employees create during the course of their employment, or
(ii) such party or its Affiliates shall require its employees, and shall require employees of its Affiliates, involved in the development, manufacturing or marketing of Products to execute an agreement with terms as set forth above.

      b) Third Parties. Unless otherwise agreed to in writing, each party shall, to the extent practicable, require all third parties other than Affiliates, including consultants, subcontractors, sublicensees or agents, involved in carrying out its obligations under this Agreement, to (i) execute an agreement for the protection of Information provided by the Disclosing Party to any such third party which shall require such third party to maintain all Information in accordance with the requirements of this Agreement, and (ii) assign inventions related to Products to the party to this Agreement to the extent such inventions are useful in carrying out the terms and objectives of this Agreement.

7.4 Publications. During the Term of the Agreement, the following restrictions shall apply with respect to disclosure by any party (either the Disclosing Party or the

Receiving Party) of Information in any publication or presentation (collectively "Publications"):

      a) A party ("Publishing Party") shall provide the other party with a copy of any proposed Publication at least forty-five (45) days prior to submission for publication so as to provide such other party with an opportunity to recommend any changes it reasonably believes are necessary to continue to maintain the Information disclosed by the other party to the Publishing Party in accordance with the requirements of this Agreement. The incorporation of such recommended changes shall not be unreasonably refused; and

      b) If such other party notifies ("Notice") the Publishing Party in writing, within forty-five (45) days of receipt of the copy of the proposed Publication, that such Publication in its reasonable judgment (i) contains an invention, solely or jointly conceived and/or reduced to practice by the other party, for which the other party reasonably desires to obtain patent protection or (ii) could be expected to have a material adverse effect on the commercial value of any Information disclosed by the other party to the Publishing Party, the Publishing Party shall prevent such publication or delay such publication for a mutually agreeable period of time. In the case of inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) or applications(s)(s) on the Invention, and in no event less than one hundred and eighty (180) days from the date of Notice. In the event the parties do not agree as to whether such Publication (i) contains an invention, solely or jointly conceived and/or reduced to practice by the other party, or (ii) could be expected to have a material adverse effect on the commercial value of any Information disclosed by the other party to the Publishing Party, either party may submit the matter to arbitration generally in accordance with the procedures set forth in Article 11 of this Agreement.

7.5 Exceptions. The restrictions set forth in this Article 7 shall not prevent either party from (i) preparing, filing, prosecuting or maintaining a patent application or its resulting patents related to the making, having made, using, offering for sale, selling or importing of Product, (ii) disclosing Information provided by the Disclosing Party to persons working on behalf of the Receiving Party or to governmental agencies, to the extent the Receiving Party reasonably believes is required or desirable to secure any government approval for the development, manufacture, marketing or sale of Product in the Territory, or (iii) upon imminent approval or actual approval for registration by a governmental agency in a country in the Territory of a drug application on Product, disclosing Information to the extent reasonably necessary to promote the use and sale of Product in the country.

7.6 Information Provided to Government Agency. Consistent with Section 3.3 of this Agreement, it is contemplated and permitted that a party may (a) develop Products for indications other than Agreed Upon Indication in the Territory, and/or (b) may undertake a development commitment with respect to an Agreed Upon Indication.

      During the Term of the Agreement, a party shall provide the other party with a copy of any proposed submission of Information by such party to governmental agencies with respect to the development, manufacture, marketing or sale of Product in the Territory, at least twenty (20) days prior to submission to the government agency. The other party shall have an opportunity, within such twenty (20) day period, to make recommendations that the other party, in good faith, believes will prevent such submission from having a material adverse impact on the potential of the Product in the Territory from a business and scientific viewpoint. The party proposing such disclosure shall consider, in good faith, the recommendations of the other party.

                                   8. PATENTS

8.1 Ownership of Technology.

      a) PRAECIS. Subject to Section 8.1(b), ownership of PRAECIS Proprietary Rights and other intellectual property owned or controlled by PRAECIS shall remain vested at all times in PRAECIS. ROCHE hereby acknowledges that this Agreement does not grant ROCHE any ownership rights in any intellectual property claiming or relating to PRAECIS Proprietary Rights or any other intellectual property owned or controlled by PRAECIS.

      b) Joint. Ownership of Joint Inventions and intellectual property related to the making, having made, using, offering for sale, selling or importing of Joint Inventions shall be vested jointly in PRAECIS and ROCHE, subject to the licenses set forth in Section 2.1 of this Agreement. Unless otherwise set forth in this Agreement, neither party shall be obligated to account to the other for making, having made, using, offering for sale, selling or importing Product under a patent application or patent claiming a Joint Invention. Should the only remaining Valid Claim relating to a Product in a country of the Territory be claims of a Joint Invention, the Revenue Share or ex-

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

US royalties, as the case may be, that would otherwise be due from ROCHE to PRAECIS under Article 6 for the Product shall be reduced by ***.

      c) ROCHE. Ownership of ROCHE Inventions and intellectual property shall remain vested at all times in ROCHE. PRAECIS hereby acknowledges that this Agreement does not grant PRAECIS any ownership rights in any intellectual property claiming or relating to ROCHE Inventions.

8.2 Patents.

      a) PRAECIS Proprietary Rights other than Joint Inventions. Subject to
Section 8.2(b) and the further provisions of this Section 8.2(a), PRAECIS agrees to (i) prepare, file, prosecute and maintain all patents and patent applications included within the PRAECIS Proprietary Rights in such countries in the Territory as may be determined by the parties, (ii) consult with ROCHE as to the preparing, filing, prosecuting and maintaining of such patent applications and patents, and (iii) furnish to ROCHE copies of all documents relevant to any such preparation, filing, prosecution or maintenance. PRAECIS shall furnish such documents and consult with ROCHE in sufficient time before any action by PRAECIS is due to allow ROCHE to provide comments thereon, which comments PRAECIS shall consider. PRAECIS shall bear all costs and expenses for preparing, filing, prosecuting and maintaining such patents and patent applications in the Territory. At PRAECIS's reasonable request, ROCHE shall cooperate, in all reasonable ways and at PRAECIS' cost, in connection with the preparing, filing, prosecuting and maintaining of all patent applications and patents included within the PRAECIS Proprietary Rights in the Territory. Should PRAECIS decide that it does not desire to file, maintain or prosecute a patent or patent application within the PRAECIS Proprietary Rights in one or more countries in the Territory, it shall promptly advise ROCHE thereof and, at the request of ROCHE, PRAECIS shall assign to ROCHE its rights in and to such patent or patent application in such country or countries, and ROCHE will thereafter file, prosecute and/or maintain the same at ROCHE's own cost, to the extent that ROCHE desires to do so.

      b) Joint Invention. As soon as a party concludes that it wishes to file a patent application claiming a Joint Invention, it shall immediately inform the other party and consult about filing procedures and allocation of costs concerning such patent application. The party also will provide the other party with the determination of inventors and a copy of a draft specification, if any, and the scope of claims as early as possible. Should a party be faced with possible loss of rights, such communication may take place promptly after filing a convention application. Subject to the further provisions of this Section 8.2(b), the party performing a priority filing agrees to (i) prepare, file, prosecute and maintain such priority patent application, corresponding foreign patents, and resulting patents, in the Territory (ii) consult with the other party as to the preparing, filing, prosecuting and maintaining of such patent applications and resulting patents, and (iii) furnish to the other party copies of all documents relevant to any such preparation, filing, prosecution or maintenance. Unless agreed otherwise, the filing party shall furnish such documents and consult with the other party in sufficient time before any action by the filing party is due to allow the other party to provide comments thereon, which comments the filing party shall consider. The party performing the priority filing shall bear all costs and expenses for preparing, filing, prosecuting and maintaining such patent applications and resulting patents in the Territory. On request of the party performing the filing, the other party will cooperate, in all reasonable ways at the filing party's cost, in connection with the preparing, filing, prosecuting and maintaining of such patent applications and resulting patents in the Territory. Should the filing party decide that it does not desire to file, maintain or prosecute a patent or patent application claiming a Joint Invention in one or more countries in the Territory, it shall promptly advise the other party thereof and, at the request of the other party, the filing party shall assign to the other party its rights in and to such patent or patent application in such country or countries, and the other party will thereafter file, prosecute and/or maintain the same at the other party's own cost, to the extent that the other party desires to do so.

      c) ROCHE Inventions. Subject to the further provisions of this Section 8.2(c), ROCHE agrees to (i) prepare, file, prosecute and maintain all patents and patent applications claiming a ROCHE Invention in the Territory (ii) consult with PRAECIS as to the preparing, filing, prosecuting and maintaining of such patent applications and patents, and (iii) furnish to PRAECIS copies of all documents relevant to any such preparation, filing, prosecution or maintenance. ROCHE shall furnish such documents and consult with PRAECIS in sufficient time before any action by ROCHE is due to allow PRAECIS to provide comments thereon, which comments ROCHE shall consider. ROCHE shall bear all costs and expenses for preparing, filing, prosecuting and maintaining such patents and patent applications in the Territory. At ROCHE's reasonable request, PRAECIS shall cooperate, in all reasonable ways and at ROCHE' cost, in connection with the preparing, filing, prosecuting and maintaining of all patent applications and patents claiming a ROCHE Invention in the Territory. Should ROCHE decide that it does not desire to file, maintain or prosecute a patent or patent applica-tion claiming a ROCHE Invention in one or more countries in the Territory, it shall promptly advise PRAECIS thereof and, at the request of PRAECIS, ROCHE shall assign to PRAECIS its rights in and to such patent or patent application in such country or countries and PRAECIS will thereafter file, prosecute and/or maintain the same at PRAECIS' own cost, to the extent that PRAECIS desires to do so.

8.3 Infringement by Third Parties.

      a) ROCHE Brings Suit. Each party shall promptly provide written notice to the other party during the Term of the Agreement of any (i) known infringement or suspected infringement in the Territory of any PRAECIS Proprietary Rights, or patent claiming a ROCHE Invention, or (ii) known or suspected unauthorized use or misappropriation of any Technical Information by a third party, and shall provide the other party with all evidence in its possession supporting such infringement or unauthorized use or misappropriation.

      Subject to Section 8.3(c), within a period of ninety (90) days after ROCHE provides or receives such written notice ("Decision Period"), ROCHE, in its sole discretion, shall decide whether or not to initiate an infringement or other appropriate suit under the above rights, patents or Technical Information and shall advise PRAECIS of its decision in writing, unless the parties agree to an extension. Should ROCHE not advise PRAECIS within the Decision Period, then ROCHE shall be deemed as having decided not to initiate an infringement or other appropriate suit.

      After ROCHE advises PRAECIS of its decision to initiate suit, ROCHE may immediately initiate such suit, subject to Section 8.3(c). ROCHE shall keep PRAECIS promptly and fully informed of the status of any such suit and shall provide PRAECIS with copies of all substantive documents filed in, and all substantive written communications relating to such suit. ROCHE shall have the sole and exclusive right to select counsel for any such suit.

      ROCHE shall, except as provided below, pay all expenses of the suit, including, without limitation, ROCHE's attorneys' fees and court costs. PRAECIS may elect in writing, within ninety (90) days after its receipt of notice from ROCHE of the initiation of the suit, to contribute to such expenses. Should PRAECIS not so elect within said ninety (90) day period, PRAECIS shall have no right to contribute and any contributions shall be considered untimely. If ROCHE initiates suit and PRAECIS timely contributes to the expenses thereof, any damages, settlement fees or other consideration for past infringement received as a result of such suit shall be shared by ROCHE and PRAECIS based on their respective sharing of the expenses of such suit. Any recovery of damages owed to IU under the Indiana Agreement shall be the sole responsibility of PRAECIS.

      If ROCHE believes it reasonably necessary and PRAECIS consents (such consent not to be unreasonably withheld), PRAECIS shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit. At ROCHE's written request, PRAECIS shall offer reasonable assistance to ROCHE in connection therewith at no charge to ROCHE except for reimbursement of reasonable out-of-pocket expenses incurred by PRAECIS in rendering such assistance. PRAECIS shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

      b) PRAECIS Brings Suit. In the event that ROCHE does not in writing advise PRAECIS under subsection (a) within the Decision Period that ROCHE will initiate suit, or if ROCHE fails to initiate suit or otherwise prosecute such suit with reasonable diligence, PRAECIS shall thereafter have the right to initiate, or assume control of the prosecution, of such suit and shall provide written notice to ROCHE of any such action. PRAECIS shall keep ROCHE promptly and fully informed of the status of any such suit and shall provide ROCHE with copies of all substantive documents filed in, and all substantive written communications relating to, such suit. In exercising its rights pursuant to this subsection 8.3(b), PRAECIS shall have the sole right to select counsel, but ROCHE may be represented in any such suit by its own counsel at its own expense.

      As used in this Section 8.3(b), "reasonable diligence" shall mean the same standard of effort as would be used by ROCHE in the prosecution of a patent infringement litigation of its patent which protects a product of its own innovation having similar commercial potential in the country of suit. Should the parties be unable to reach agreement as to whether ROCHE has exercised reasonable diligence as used in this Section 8.3(b) with respect to a given suit, the matter may be submitted to arbitration generally in accordance with the procedures set forth in Article 11 of this Agreement, and ROCHE shall retain control of such suit during such arbitration.

      PRAECIS shall pay all expenses of the suit incurred from the time of such initiation or assumption of control by PRAECIS, including without limitation PRAECIS's attorneys' fees and court costs. ROCHE may elect in writing within ninety (90) days after its receipt of notice from PRAECIS of the initiation of the suit by PRAECIS, to contribute to such expenses. Should ROCHE not so elect within said ninety (90) day period, ROCHE shall have no right to contribute and any contributions shall be considered untimely. If PRAECIS initiates suit or assumes control after arbitration and ROCHE timely contributes to the expenses thereof, any damages, settlement fees or other consideration for past infringement received as a result of such suit shall be shared by PRAECIS and ROCHE based on their respective sharing of the costs of such suit. Any recovery of damages owed to IU under the Indiana Agreement shall be the sole responsibility of PRAECIS.

      If PRAECIS believes it reasonably necessary and ROCHE consents (such consent not to be unreasonably withheld), ROCHE shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as a result of its being named party to the suit. At PRAECIS's written request, ROCHE shall offer reasonable assistance to PRAECIS in connection therewith at no charge to PRAECIS except for reimbursement of reasonable out-of-pocket expenses incurred by ROCHE in rendering such assistance. ROCHE shall have the right to be represented in any such suit by its own counsel at its own expense.

      c) IU Patent. 1) For any patent that is a PRAECIS Proprietary Right by virtue of the Indiana Agreement ("IU Patent"), PRAECIS warrants and represents that PRAECIS has obtained IU's approval of the terms and obligations of Section 8.3(a) and 8.3(b) of this Agreement rather than the terms and conditions of Sections 10.04 - 10.07 of the Indiana Agreement with respect to third party infringement of any such IU Patent.

      2) Notwithstanding anything to the contrary, for any IU Patent, should ROCHE or its Affiliates or sublicensees receive a certification pursuant to the Drug

Price Competition and Patent Restoration Act of 1984 (Public Law 98-417) as amended, or its equivalent in a country other than the United States of America with respect to such patent, then (i) ROCHE or its Affiliate or sublicensee shall immediately provide PRAECIS with a copy of such certification and identify the date on which ROCHE, its Affiliate or sublicensee received such certification ("Certification Date"), and (ii) PRAECIS shall have thirty (30) days from the Certification Date to provide ROCHE with written notice whether PRAECIS or IU will bring suit within a forty five (45) day period (or any other mandatory time period) from the Certification Date.

      Should PRAECIS or its Affiliates or IU receive a certification pursuant to the Drug Price Competition and Patent Restoration Act of 1984 (Public Law 98-417) as amended, or its equivalent in a country other than the United States of America with respect to such patent, then (i) PRAECIS or its Affiliate shall immediately provide, or cause IU to immediately provide, ROCHE with a copy of such certification and identify the date on which PRAECIS, its Affiliate or IU received such certification ("Certification Date"), and (ii) PRAECIS shall have thirty (30) days from the Certification Date to provide ROCHE with written notice whether PRAECIS or IU will bring suit within a forty five (45) day period (or any other mandatory time period) from the Certification Date.

      Should any such thirty (30) day period pass without PRAECIS authorizing ROCHE to bring suit or without PRAECIS or IU initiating suit, then ROCHE shall be free to immediately bring suit for patent infringement in its name.

      If PRAECIS or IU initiates a suit within the forty-five (45) day period, PRAECIS will promptly notify ROCHE. At PRAECIS's or IU's request, ROCHE, its Affiliate or sublicensee shall immediately become a party to the suit, and PRAECIS may use the name of ROCHE, its Affiliate or sublicensee as a party plaintiff. If ROCHE initiates suit pursuant to this Section 8.3(d), it will promptly notify PRAECIS. At ROCHE's request, (1) PRAECIS or its Affiliate shall immediately become party to the suit and/or cause IU to become party to the suit, and (2) ROCHE may use the name of PRAECIS or its Affiliate as a party plaintiff and/or PRAECIS shall cause IU to allow ROCHE to use the name of IU as a party plaintiff.

8.4 Infringement of Third Party Rights. In the event that a third party at any time provides written notice to, or commences an action, suit or proceeding against, a party or such party's Affiliates, sublicensees or distributors, claiming infringement of the third party's patent rights or copyrights or unauthorized use or misappropriation of its technology, based upon an assertion or claim arising out of the making, having made, using, offering for sale, selling or importing of a Product, such party shall promptly notify the other party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and/or all papers served.

      The parties shall discuss in good faith an appropriate response to such claim or commencement of such action, suit or proceeding, and each party shall provide reasonable assistance to the other party in connection therewith. Such party and the other party must mutually agree upon a settlement or compromise of any such claim, action, suit or proceeding before execution of such settlement or compromise, to the extent such settlement or compromise would restrict the scope or enforceability of any right, including without limitation any patent rights or other proprietary rights, of the other party. In the event that any such claim, action, suit or proceeding results in an obligation to make payments to a third party, Section 6.5 also shall apply.

                             9. TERM AND TERMINATION

9.1 Term. The Term of the Agreement shall commence on the Effective Date and, unless sooner terminated as provided in this Article, expire on a country-by-country basis on the expiration of ROCHE's payment obligations set forth in Sections 6.2 and 6.3. After expiration, ROCHE shall have a fully paid up license under PRAECIS Proprietary Rights, on a country-by-country basis.

9.2 Termination. ROCHE shall have the right to terminate this Agreement on a country-by-country basis by providing PRAECIS with the following prior written notice:

      a) If ROCHE has sold Product in commercial quantity in the given country, one (1) year's notice, effective as of the date notice is provided; or

      b) If ROCHE has not sold Product in commercial quantity in the given country, one hundred eighty days' (180) notice, effective as of the date notice is provided.

9.3 Material Breach. In the event of a material breach of this Agreement by either party, the non-breaching party shall have the right to terminate this Agreement by providing written notice of such breach to the breaching party, specifying the nature of such breach ("Breach Notice"). The non-breaching party shall thereupon have the right to terminate this Agreement immediately upon written notice if the breaching party fails to cure such breach within sixty
(60) days after receipt of the Breach Notice.

9.4 Effect of Termination.

      a) By ROCHE without cause. Termination of this Agreement by ROCHE under
Section 9.2 shall not relieve either party of the performance of any obligations incurred or payments due prior to the effective date of termination.

      b) By either party for cause. Termination of this Agreement by either party under Section 9.3 shall (i) not relieve either party of the performance of any obligations incurred or payments due prior to the date of breach, and (ii) be without prejudice to any remedy that any party may have in addition to those rights as provided under this Agreement.

      c) By ROCHE for Cause. In the event of termination of the Agreement by ROCHE under Section 9.3, the rights and licenses granted by PRAECIS to ROCHE under this Agreement shall, at ROCHE's option, remain in effect. If ROCHE chooses for such rights and licenses to remain in effect, ROCHE's payment obligations under Article 6 shall continue; provided, however, that the amounts of such payments shall be decreased to reflect the following factors: the nature of PRAECIS' breach, the damage to ROCHE caused thereby, and the relative contributions of the parties to the development of Product. Such amounts shall be determined by the mutual agreement of the parties after good faith negotiations; provided, however, that if the parties are unable to reach mutual agreement thereon, the matter shall be submitted to arbitration generally in accordance with the procedures set forth in Article 11 of this Agreement, and the arbitrator shall base his/her decision on the above factors.

      d) By PRAECIS For Cause. In the event of termination of this Agreement by PRAECIS under Section 9.3, (i) all licenses granted by PRAECIS to ROCHE shall terminate, (ii) at the request of PRAECIS, ROCHE shall assign to PRAECIS all regulatory filings, regulatory approvals and clinical data owned and controlled by ROCHE relating to PRODUCTS, or, if such assignment is not legally permissible, grant PRAECIS the right to access, use and cross reference such filings, approval and data, and (iii) ROCHE shall assign to PRAECIS all rights in the trademarks referred to in Section 3.11.

      In the event that PRAECIS requests the assignment of any regulatory filings, regulatory approvals or clinical data pursuant to subsection 9.4(d), then PRAECIS shall pay ROCHE a royalty upon sales of Product reasonably related to such assigned filings, approvals or data. The amount of such royalty shall be determined by mutual agreement of the parties after good faith negotiation; provided, however, that if the parties are unable to reach mutual agreement thereon, the matter shall be submitted to arbitration generally in accordance with the procedures set forth in Article 11 of this Agreement, and the arbitrator shall base his/her decision on the following factors: (i) the value of the assigned filings, approvals and/or data as related to the commercialization of Product; (ii) the relative contributions of the parties to the development of Product; and (iii) the nature of ROCHE's breach and the damages caused to PRAECIS thereby.

9.5 Survival. Notwithstanding any termination of this Agreement, the obligations of the parties with respect to audit under Sections 3.5 and 6.11 and Information under Article 7, as well as any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable.

                         10. WARRANTIES AND INDEMNITIES

10.1 PRAECIS Warranties. PRAECIS warrants and represents that, as of the date PRAECIS signs this Agreement and to the best of its knowledge, under PRAECIS Proprietary Rights, it has the entire right, title and interest to make, have made, use, offer for sale, sell and import Compound and/or Product in the Territory; that it has no knowledge of the existence of any patent or patent application owned by or licensed to anyone other than PRAECIS which could be asserted to claim the Compound and/or Product and/or could be asserted to prevent PRAECIS or ROCHE from importing, making, having made, using, offering to sell, or selling the Compound and/or Product in the Territory.

      PRAECIS warrants and represents that it has identified on Exhibit 2 all of the patents or patent applications that, as of the date PRAECIS signs this Agreement, it owns or licenses in the Territory which, in its reasonable opinion, would preclude ROCHE from making, having made, using, offering for sale, selling or importing Product in the Territory for any use.

10.2 Warranties of Both Parties. Each party warrants that, as of the date PRAECIS signs this Agreement, it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder. Each party warrants and represents to the other that, as of the date it signs this Agreement to the best of its knowledge, it or its Affiliates has disclosed all information in possession or control of it or its Affiliates which, in the opinion of it or its Affiliates, would be material to the other party entering into this Agreement, and such information does not contain any untrue statement of material fact or omit to state a material fact.

10.3 Grant. PRAECIS represents and warrants to ROCHE that, as of the date PRAECIS signs this Agreement it has the right to grant ROCHE the rights and licenses described in this Agreement.

10.4 Indiana Agreement. PRAECIS represents and warrants that it has provided to ROCHE in writing the entire understanding between PRAECIS and IU relating to Product as of the date PRAECIS signs this Agreement. PRAECIS agrees that (1) no amendment or modification to the Indiana Agreement will be made unless made in writing between PRAECIS and IU and, (2) if such amendment or modification adversely affects ROCHE's rights under this Agreement, either expressly or by implication, such amendment or modification must be agreed and accepted in writing by ROCHE before made.

10.5 DISCLAIMER. THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY SET FORTH HEREIN. PRAECIS AND ROCHE DISCLAIM ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO EACH OF THEIR RESEARCH, DEVELOPMENT AND COMMERCIALIZATION EFFORTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, WHETHER THE PRODUCTS CAN BE SUCCESSFULLY DEVELOPED OR MARKETED, THE ACCURACY, PERFORMANCE, UTILITY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WHATSOEVER OF THE PRODUCTS. IN NO EVENT SHALL EITHER PRAECIS OR ROCHE BE LIABLE FOR SPECIAL, INDIRECT,

INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

10.6 Indemnification by ROCHE. ROCHE agrees to defend, indemnify and hold PRAECIS and its directors, officers, employees and agents (the "PRAECIS Indemnified Parties") harmless from and against any losses, costs, and damages, including reasonable costs and expenses arising out of the development, manufacture, use, sale or other disposition of any Product by ROCHE, its Affiliates, its sublicensees, its distributors, or representatives, except to the extent that such losses, costs and damages are due to the negligence or wrongful acts or failures to act of PRAECIS. In the event of any such claim against the PRAECIS Indemnified Parties by a third party, PRAECIS shall promptly notify ROCHE in writing of the claim and ROCHE shall undertake and shall solely manage and control, at its sole expense, the defense of the claim and its settlement. The PRAECIS Indemnified Parties shall cooperate with ROCHE and may, at their option and expense, be represented in any such action or proceeding. ROCHE shall not be liable for any litigation costs or expenses incurred by the PRAECIS Indemnified Parties without ROCHE's written authorization. ROCHE shall not settle any such claim against PRAECIS unless such settlement fully and unconditionally releases PRAECIS from all liability relating thereto, unless PRAECIS otherwise agrees in writing.

10.7 INDEMNIFICATION BY PRAECIS. PRAECIS agrees to defend, indemnify and hold ROCHE and its directors, officers, employees and agents (the "ROCHE Indemnified Parties") harmless from and against any losses, costs, and damages, including reasonable costs and expenses arising out of the development, manufacture, use, sale or other disposition of any Product by PRAECIS, its Affiliates, licensees (other than

ROCHE), distributors, or representatives, except to the extent that such losses, costs and damages are due to the negligence or wrongful acts or failures to act of ROCHE. In the event of any such claim against the Roche Indemnified Parties by a third party, ROCHE shall promptly notify PRAECIS in writing of the claim and PRAECIS shall undertake and shall solely manage and control, at its sole expense, the defense of the claim and its settlement. The Roche Indemnified Parties shall cooperate with PRAECIS and may, at their option and expense, be represented in any such action or proceeding. PRAECIS shall not be liable for any litigation costs or expenses incurred by the Roche Indemnified Parties without PRAECIS's written authorization. PRAECIS shall not settle any such claim against ROCHE unless such settlement fully and unconditionally releases ROCHE from all liability relating thereto, unless ROCHE otherwise agrees in writing.

                         ARTICLE 11. DISPUTE RESOLUTION

11.1 Procedure.

      a) Internal Escalation. Unless otherwise explicitly set forth in this Agreement, in the event that the parties are unable to resolve any dispute, controversy or claim arising out of, or in relation to this Agreement, or the breach, termination or invalidity thereof (collectively "Issue"), the parties shall first refer such Issue to the Head of Pharmaceuticals of ROCHE-Basel and to the Chief Executive Officer of PRAECIS. In the event that such Issue cannot be resolved by these individuals after a good faith discussion to resolve the issue, then either party may initiate arbitration in accordance with this subsection under the guidelines of AAA in New York City, New

York, under the commercial rules then in effect for AAA, except as provided for herein.

      b) Procedure. A party shall notify the other in writing should it intend to initiate arbitration. The parties shall select, by mutual agreement, one arbitrator within a time period of thirty (30) days after receipt of such notice. Should no arbitrator be chosen within the above period, the AAA shall appoint the arbitrator within thirty (30) days after the end of such period. Within thirty (30) days after selection of such arbitrator, each party shall submit to the arbitrator a proposed resolution of the Issue and the reasons for proposing the resolution. Should either party desire, a joint meeting before the arbitrator shall be held within thirty (30) days after the end of the above resolution submission period.

      Within thirty (30) days after the later of (i) the end of the resolution submission period or (ii) holding of the joint meeting, the arbitrator shall decide the matter by selecting only one of such resolutions, and shall have no authority to modify its proposed terms.

      c) Factors. Unless otherwise agreed to by the parties, the arbitrator shall make such decision based on the following factors in descending order of importance: (a) consistency with the provisions of this Agreement; (b) consistency with the intent of the parties as reflected in this Agreement; and
(c) customary and reasonable provisions included in comparable agreements. The decision of the arbitrator will be binding upon the parties without the right of appeal, and judgment upon the decision rendered by the arbitrator may be entered in any court having jurisdiction thereof.

11.2 Cost. The parties shall share equally the reasonable documented cost of such arbitration proceeding, but not the individual cost of the parties in participating in such proceeding.

                                12. MISCELLANEOUS

12.1 Indiana Agreement. PRAECIS shall promptly inform ROCHE if (a) (i) IU notifies PRAECIS that a breach of the Indiana Agreement has occurred, and PRAECIS will further notify ROCHE as to when such breach has been or is intended to be cured; and (ii) PRAECIS notifies IU that a breach of the Indiana Agreement has occurred, and PRAECIS will notify ROCHE as to when such breach has been or is intended to be cured or (b) the rights to PRAECIS under the Indiana Agreement are converted, or IU intends to convert such rights, from exclusive to non-exclusive.

12.2 Disclosure of Agreement and Press Releases and Information. Neither party will disclose the terms or conditions of this Agreement to any third party or issue any press release relating to the terms and conditions of this Agreement for any purpose without the prior written consent of the other party, except as required by law (including without limitation any regulatory agency or commission of competent jurisdiction). Each party, however, shall have the right to disclose, without the prior written consent of the other party, the terms and conditions of this Agreement or Information to its actual or potential lending institutions, financial advisors, and shareholders (collectively, "investors"), provided such investors agree in writing to maintain the terms and conditions of this Agreement and Information in confidence.

      If it is impracticable for a party to obtain written agreement from investors to maintain the terms and conditions of this Agreement and Information in confidence, such party may disclose the terms and conditions of this Agreement and Information to such investors to the extent there is a reasonable need for them to know, provided such party obtains the prior written consent of the other party, which consent the other party shall not unreasonably withhold. Once a party has consented to the disclosure of specific terms and conditions of this Agreement or specific Information, it shall be deemed to have consented to the same type of disclosure of the same specific terms and conditions or the same specific Information to other investors of the like kind without the need to obtain separate consents in each instance (For example, a previously approved disclosure of specific Information to a financial advisor would permit disclosure of the same Information only to other financial advisors, but would not permit disclosure of the same Information to a lending institution(s)).

12.3 Force Majeure. If either party shall be delayed, interrupted or prevented with respect to the performance of any obligation hereunder by reason of an act of God, fire, flood, war (declared or undeclared), public disaster, strike or labor dispute, governmental enactment, rule or regulation, or any similar cause beyond such party's control, such party shall not be liable to the other therefor; and the time for performance of such obligation shall be extended for a period equal to the duration of the contingency which occasioned the delay, interruption or prevention.

      Within fifteen (15) days after the beginning of the force majeure, the party invoking its force majeure rights must notify the other party of this fact in accordance with Section 12.7. The other party must also be notified of the termination of the force majeure within fifteen (15) days after such termination. If the force majeure renders either of the required notifications impossible, notification must be given as soon as possible.

      If the delay resulting from the force majeure exceeds six (6) months, the injured party may elect to treat such delay as a material breach and may terminate this Agreement pursuant to the provisions of Section 9.3, or may elect to extend the Term of this Agreement for an amount of time equal to the delay. If no notice of such election is given prior to termination of the force majeure, this Agreement will continue in effect without modification.

12.4 Bankruptcy. In the event that PRAECIS shall become insolvent, shall make an assignment to the benefit of creditors, or shall have a petition in bankruptcy filed for or against it (which, in the case of an involuntary petition, is not dismissed or stayed within sixty (60) days after such petition is filed), all rights and licenses granted under or pursuant to this Agreement by PRAECIS to ROCHE are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. The parties agree that ROCHE, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

12.5 Law. This Agreement will be interpreted in accordance with the laws of the state of New York.

12.6 Waiver. The waiver by a party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.

12.7 Notices. Any notice or communication (including invoices) required to be given hereunder shall be in writing and shall be considered properly given when
(a) personally delivered or sent by telefax (other than for invoices) or overnight mail with a confirmation copy, (b) three (3) business days after being sent by certified or registered mail to the respective address of a party, or
(c) the next business day after being sent by overnight mail or over night courier as follows:


      If to ROCHE:   Roche Products Inc.
                     State Road #670 km 2.7
                     Manati, Puerto Rico 00647-0452
                     Attn.: President


      or any other address that ROCHE may advise in writing;


      If to PRAECIS: Praecis Pharmaceuticals Incorporated
                     1 Hampshire Street
                     Cambridge, Massachusetts 02139
                     Attn.: Vice President of Corporate Development

      or any other address that PRAECIS may advise in writing.

12.8 No Agency. Nothing herein shall be deemed to constitute either party as the agent or representative of the other party. Each party shall be an independent contractor, not an employee or partner of the other party. Each party shall be responsible for the conduct of activities at its own facilities and for any liabilities resulting therefrom. Neither party shall be responsible for the acts or omissions of the other party, and neither party will have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.

12.9 Entire Agreement. This Agreement (including its Exhibits) constitutes the entire agreement between the parties with respect to the subject matter and supersedes all previous agreements, whether oral or written, including the Non-Disclosure Agreement. This Agreement can only be changed or modified by written agreement of the parties.

12.10 Captions. The captions herein are for convenience only and shall not be interpreted as having any substantive meaning.

12.11 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose.

12.12 Assignment. This Agreement shall be binding upon and shall inure to the benefit of successors of the parties hereto and to the assigns of all good will and entire business and assets of a party hereto, but shall otherwise not be assignable without prior written consent of the other party. Notwithstanding the above, without notice to PRAECIS, ROCHE may at any time and for any reason assign all or certain rights and obligations to its Affiliates who agree to be bound by the terms and obligations of this Agreement. Such assignment shall be considered as effective on the date specified by ROCHE in its notice, even if retroactive. Such assignment shall not relieve or alter in any manner the obligations of ROCHE-Basel under Section 12.13.

12.13 Guarantee. ROCHE-Basel guarantees the full and timely performance by ROCHE or any of its Affiliates of all their respective obligations under this Agreement. In particular, in the event ROCHE or its Affiliates fails to make a payment due PRAECIS or perform an obligation required under this Agreement, such payment due PRAECIS or obligation required under this Agreement shall be made by or be the responsibility of ROCHE-Basel.

12.14 Interpretation. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All defined terms in this Agreement shall have the meaning assigned thereto by this Agreement, whether such terms are used in the singular or plural. All references herein to Articles, Sections, and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. All Exhibits to this Agreement are attached hereto and made a part hereof. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with United States generally accepted accounting principles, as in effect from time to time.

12.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, PRAECIS PHARMACEUTICALS INCORPORATED and ROCHE PRODUCTS INC. have caused this Agreement to be duly executed by their authorized representatives on the dates written below.


PRAECIS PHARMACEUTICALS                       ROCHE PRODUCTS INC.
INCORPORATED


By: /s/ Malcolm L. Gefter                     By: /s/ Ernesto Muniz
   -------------------------------               -------------------------------

Title: Chairman & CEO                         Title: President & General Manager
      ----------------------------                  ----------------------------

Date: 6/4/98                                  Date: 5/29/98
     -----------------------------                 -----------------------------

Approved and accepted by:

F.HOFFMANN-LA ROCHE LTD


By: /s/ W. Henrich                            By: /s/ B. Lehuu
   -------------------------------               -------------------------------

Name: W. Henrich                              Name: B. Lehuu
     -----------------------------                 -----------------------------

Title: Director                               Title: Licensing Manager
      ----------------------------                  ----------------------------

Date: 6/4/98                                  Date: 6/4/98
     -----------------------------                 -----------------------------

Exhibit 1 - Countries Excluded from Territory
Exhibit 2 - Patent included within PRAECIS Proprietary Rights
Exhibit 3 - Development Costs
Exhibit 4 - Heads of Supply Agreement
Exhibit 5 - Heads of Copromotion Agreement

                                    EXHIBIT 1

Countries Excluded From Territory*
----------------------------------
 *All countries not listed are included in the Territory




--------------------------------------------------------------------------------
Austria           Belgium             Denmark                  Greece
--------------------------------------------------------------------------------
Finland           France              Germany                  Luxembourg
--------------------------------------------------------------------------------
Ireland           Italy               Liechtenstein            Spain
--------------------------------------------------------------------------------
Monaco            Netherlands         Norway                   Portugal
--------------------------------------------------------------------------------
San Marino        Sweden              Switzerland              United Kingdom
--------------------------------------------------------------------------------
Vatican                               Iceland                  Andora
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Belize             Costa Rica          Guatemala               Honduras
--------------------------------------------------------------------------------
Mexico             Nicaragua           Panama                  San Salvador
--------------------------------------------------------------------------------
Argentina          Bolivia             Brazil                  Chile
--------------------------------------------------------------------------------
Columbia           Ecuador             French Guyana           Guyana
--------------------------------------------------------------------------------
Paraguay           Peru                Uruguay                 Venezuela
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Albania            Armenia             Azerbaijan               Belarusse
--------------------------------------------------------------------------------
Bosnia-            Bulgaria            Croatia                  Czech Republic
Herzegovina
--------------------------------------------------------------------------------
Estonia            Georgia             Hungary                  Kazakhstan
--------------------------------------------------------------------------------
Kyrgyzstan         Latvia              Lithuania                Macedonia
--------------------------------------------------------------------------------
Moldavia           Poland              Romania                  Russia
--------------------------------------------------------------------------------
Slovakia           Slovenia            Tadzhikistan             Turkmenistan
--------------------------------------------------------------------------------
Ukrania            Uzbekistan          Yugoslavia
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Algeria            Benin               Burkina Faso             Cameroon
--------------------------------------------------------------------------------
Central African    Chad                Congo                    Djibouti
Republic
--------------------------------------------------------------------------------
Gabon              Guinea              Guinea Bissau            Ivory Coast
--------------------------------------------------------------------------------
Madagascar         Mali                Mauritania               Morocco
--------------------------------------------------------------------------------
Niger              Rwanda              Senegal                  Seychelles
--------------------------------------------------------------------------------
Tunisia            Zaire                                        South Africa
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Iran               Iraq                Israel                   Jordan
--------------------------------------------------------------------------------
Kuwait             Lebanon             Oman                     Saudi Arabia
--------------------------------------------------------------------------------
South Yemen        Syria               Turkey                   Yemen
--------------------------------------------------------------------------------
Cyprus             United Arab                                  Bahrain
                   Emirates
--------------------------------------------------------------------------------
Malta                                                           Qatar
--------------------------------------------------------------------------------

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

                                    EXHIBIT 2

---------------------------------------------------------------------------------------------------
                                                       FILING DATE                           ISSUE
COUNTRY        SERIAL NO.               TITLE          (PRIORITY)            PATENT NO.      DATE
---------------------------------------------------------------------------------------------------
USA            08/480,494       LHRH ANTAGONIST
                                PEPTIDES               ***
---------------------------------------------------------------------------------------------------
USA            08/973,378       LHRH ANTAGONIST
                                PEPTIDES               ***
---------------------------------------------------------------------------------------------------
Australia      61680/96         LHRH ANTAGONIST
                                PEPTIDES               ***
---------------------------------------------------------------------------------------------------
Canada         2,220,459        LHRH ANTAGONIST
                                PEPTIDES               ***
---------------------------------------------------------------------------------------------------
Japan          09-502050        LHRH ANTAGONIST
                                PEPTIDES               ***
---------------------------------------------------------------------------------------------------
USA            08/762,747       PHARMACEUTICAL
                                FORMULATIONS
                                FOR SUSTAINED          ***
                                DRUG DELIVERY
---------------------------------------------------------------------------------------------------
USA            08/988,851       PHARMACEUTICAL
                                FORMULATIONS
                                FOR SUSTAINED          ***
                                DRUG DELIVERY
---------------------------------------------------------------------------------------------------
PCT            PCT/US97/22      PHARMACEUTICAL
               881              FORMULATIONS
                                FOR SUSTAINED          ***
                                DRUG DELIVERY
---------------------------------------------------------------------------------------------------
USA            08/573,109       METHODS FOR
                                TREATING PROSTATE      ***
                                CANCER WITH LHRH
                                ANTAGONISTS
---------------------------------------------------------------------------------------------------
USA            08/755,593       METHODS FOR
                                TREATING PROSTATE      ***
                                CANCER WITH LHRH
                                ANTAGONISTS
---------------------------------------------------------------------------------------------------
PCT            PCT/US96/18      METHODS FOR
               911              TREATING PROSTATE      ***
                                CANCER
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                WITH LHRH ANTAGONISTS
---------------------------------------------------------------------------------------------------

                                    EXHIBIT 3
                                DEVELOPMENT COSTS

Development Costs shall mean the costs attributable to the development of the Product and actually incurred or committed by a party after the Effective Date of this Agreement through the termination of development efforts or the date of marketing approval for the final Agreed Upon Indication for which marketing approval is sought in the Territory.

Such Development Costs shall:

1) include those costs incurred in the Territory as well as those costs incurred in geographical areas other than the Territory, provided that the activities related with such costs are planned in the Development Program for the purpose of generating data or information required to obtain the authorization and/or ability to market and sell the Product in commercial quantities in the Territory to third parties,

2) include those reasonable and prudent costs, both direct and indirect (i.e.: fully burdened costs), which are ordinary and customary for a like product at a like stage of development, and which are required to obtain the above mentioned authorization and/or ability in the Territory,

3) include but not be limited to those costs of studies on the toxicological, pharmacokinetic, metabolical or clinical aspects of the Product conducted internally or by individual investigators or consultants,

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

4) include expenses for data management, statistical designs and studies, document preparation, and other administration expenses associated with the clinical testing program. They shall also include expenses for post-registration clinical studies which are conducted as part of the Development Program in the Territory,

5) include CMC development costs i.e.: manufacturing process development, scale-up and qualification lot costs, the cost for manufacturing Compound and Product used to register the drug ("Registration Batches"). If Compound or Product manufactured for Registration Batches is sold by ROCHE, then ROCHE shall not be responsible for additional payments to PRAECIS for supplying such Compound or Product. Moreover, Development Costs shall include the costs paid by PRAECIS to *** prior to the date all parties sign this Agreement and the costs paid thereafter to *** or any third party by the parties as related to improving the process for manufacturing abarelix,

6) include those costs for preparing, submitting, reviewing or developing data or information for the purpose of submission to the FDA and necessary to obtain approval to market and sell the Product in commercial quantities in the Territory. Such costs shall include those which are related to establishing or expanding the labeling for an Agreed Upon Indication,

7) not include process improvement, modification costs and associated scale-up costs incurred after initial approval of Product by the FDA and, the associated costs for preparing, submitting, reviewing or developing data or information and necessary to maintain approval by the FDA to manufacture the Product in commercial quantities in the Territory, all of which costs are the sole responsibility of PRAECIS,

8) except as provided in Paragraph 5, not include the cost of identifying and enabling a secondary supplier and, patent costs (including costs incurred to a third party for rights to make, have made, import, use or sell or offer for sale Product in Territory), all of which costs are the sole responsibility of PRAECIS,

9) except as provided in Paragraph 6, not include costs associated with Phase III b and Phase IV clinical studies which are not part of the Development Program, all such costs being considered as marketing costs.

In determining Development Costs, each Party will use its applicable project cost system with the purpose of tracking costs as much as possible on a product indication-by-product indication basis. If expenses are common to several product indications comprised in the Development Program, they will be charged either to the product indication that is expected to be filed in first instance, or as determined by the JSC.

Such Development Costs consist of payments to third parties and in-house personnel costs.

The third party payments associated with the Development Program reflect all significant payments made to third parties as part of the development activities under the Development Program. Such expenses would include, but not be limited to, payments to investigators, laboratories, consultants, patients and clinical research organizations for services, cost of materials and drugs purchased, expenses related to

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

information technology equipment and services, and other outside services. In order to simplify the cost determination, minor out-of-pocket expenses will be calculated as part of a standardized human resource cost per FTE ("Standard FTE Rate"); such costs would include travel, office supplies, and minor expenses.

Commencing July 1, 1998, the cost of personnel associated with the Development Program shall be calculated using a Standard FTE Rate for each FTE charged to development activities under the Development Program. Aggregate FTE costs shall be calculated by applying an agreed Standard FTE Rate to the number of FTEs assigned to and charging development activities under the Development Program (as determined by time sheets of the individuals charging such activities). The Standard FTE Rate shall include the direct and indirect cost (i.e., fully burdened costs) associated with an average, full-time development staff. Such costs would include, but not be limited to, the following: salaries, fringe benefits, travel, supplies, minor outside services and overhead (general and administrative costs, including, but not limited to, salaries and fringe benefits of development management personnel and central service charges including depreciation). Both parties shall utilize the same Standard FTE Rate on a July 1 to June 30 fiscal year basis. The initial Standard FTE Rate for the fiscal year beginning 1998 shall be $***. This Standard FTE Rate shall be increased by a fixed amount in each subsequent fiscal year to reflect the impact of inflation after agreement between both parties.

The Development Costs shall be reported as follows:
A) External costs:                                               Value

Preclinical development                                   ......................
Clinical development                                      ......................
Chem/Manuf/Control (CMC)                                  ......................
Project management                                        ......................
Regulatory and documentation                              ......................

                                                          ----------------------
                                                          ----------------------
                                                           External costs   (1)

External expenses shall be charged on the basis of the actual costs invoiced by the external third parties with supporting comments on the activities behind such expenses. No overhead charges will be added.

B) Internal costs :

                             Units          Manuf. Cost         Value

Clinical material :       ...............    ..........    ................ (2)

Other Internal    :
                                       FTE's                       Value

Preclinical development             .............         ......................
Clinical development                ..............        ......................
Chem/Manuf/Control (CMC) (*)        ..............        ......................
Project management                  ..............        ......................
Regulatory and documentation        ..............        ......................

                                                         --------------------
                                                         --------------------
                                                        Other internal costs (3)

Other Internal Costs shall be planned and charged on the basis of a Standard FTE Rate which shall be agreed between the parties.

(*) Other Internal CMC costs does not include clinical material manufacturing costs

                                    Total DEVELOPMENT COSTS = (1) + (2) + (3)

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

                                    EXHIBIT 4
                            HEADS OF SUPPLY AGREEMENT

      This Heads of Supply Agreement sets forth the basic understanding between the parties with respect to the supply of Compound and/or Product. This Heads of Supply Agreement shall be binding on the parties. The full terms of the supply agreement between the parties will be set forth in a full agreement which shall be consistent with the terms as described below ("Supply Agreement").

1 Orders. The parties shall discuss and agree upon the stage of processing in which the Compound and/or Product should be provided to ROCHE for further manufacture to best advance the goals established by the JSC, and the price for Compound and/or Product shall be adjusted accordingly. Illustratively, (i) PRAECIS may supply ROCHE with sterilized vials containing abarelix in depot formulation, i.e. Semi-finished Dosage Form, and ROCHE will in turn label and package the sterile vials, or (ii) PRAECIS may supply ROCHE with abarelix in depot formulation which ROCHE will put into vials and have sterilized and labeled ("fill and finish").

      On behalf of and exclusively in the Territory for ROCHE, PRAECIS shall supply, and ROCHE shall purchase as provided for below, ROCHE's requirements for Compound and/or Product. Such Compound and/or Product for commercial sale shall have at least *** (***%) of its shelf life remaining at the time of supply.

      ROCHE will provide PRAECIS with non-binding forecasts of ROCHE's requirements for Compound and/or Product in six (6) month increments for the upcoming eighteen (18) month period, to be updated quarterly on a rolling basis. ROCHE shall provide PRAECIS with firm purchase orders for Compound and/or Product in a commercially reasonable period of time (the exact period of time to be negotiated by the parties in the Supply Agreement) before the order must be delivered by PRAECIS to ROCHE.

2 Price. During the Term of the Agreement, for Compound and/or Product supplied by PRAECIS to ROCHE for sale in the United States, ROCHE shall pay to PRAECIS the amount specified under and in accordance with Section
      6.2 of the Agreement. During the Term of the Agreement, for Compound and/or Product supplied by PRAECIS to ROCHE for sale in the Territory outside the United States, ROCHE shall pay to PRAECIS the ex-COGS amount specified under and in accordance with Section 6.3 of the Agreement.

      In the event that the Compound and/or Product becomes unfit for use due to reasons within PRAECIS' control, for example because it fails to meet specifications or GMP standards, then ROCHE shall have the right to return the Compound and/or Product to PRAECIS and shall have no liability whatsoever for the Compound and/or Product.

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

3 Process Savings and Improvement. a) ROCHE and PRAECIS shall share on a *** basis all savings from Initial Cost of Goods resulting from decreased manufacturing costs (including but not limited to scale-up, technical process improvements (such as changes in synthesis, improved efficiency), and those improvements arising from investments through Development Costs) in supplying Compound for as long as such savings from Initial Cost of Goods are realized. Accordingly, *** of such savings will be deducted from the Initial Cost of Goods.

      b) However, if technical process improvements made solely by a party or its Affiliates (without the other party's technical or financial contribution such as through paying its share of Development Costs) result in savings from Initial Cost of Goods on account of decreased manufacturing costs in supplying Compound, the parties shall share any substantial (*** or greater) savings resulting from such technical process improvements. The other party's share of such savings in excess of the *** shall equal *** of the excess savings for as long as such savings are realized. Accordingly, the first *** of savings will not be deducted from the Initial Cost of Goods; *** of savings in excess of *** will be deducted from the Initial Cost of Goods. Technical process improvements made by UCB Pharma and PLAS shall be excluded from such technical process savings, and shall be shared on a *** basis in accordance with paragraph 3(a) of this Heads of Supply Agreement less any process improvement payments made by Synthelabo.

4 Approvals and Supply. Subject to Section 7, PRAECIS, at its cost, shall make or have made Compound and/or Product in accordance with written manufacturing procedures and product specifications that have been accepted in writing by ROCHE and which meet the requirements of all laws and governmental regulations including but not limited to current Good Manufacturing Procedures and foreign equivalents and validation requirements. PRAECIS shall, at its own expense (other than with respect to expenses which constitute Development Costs), obtain and maintain all necessary permits required to meet its manufacturing obligations. PRAECIS shall also use best efforts to ensure that sufficient stock of Compound and Product is available in its inventory to promptly fill orders to the trade in the Territory. PRAECIS and ROCHE shall also use best efforts to establish manufacturing capacity to supply ROCHE's forecasts.

5 Rights of Inspection and Reports. PRAECIS shall timely provide ROCHE with all documentation requested by ROCHE reasonably related to manufacture of Compound and/or Product, and obtaining and maintaining regulatory approval of Product. ROCHE's authorized representatives shall be entitled, on reasonable prior notice, to visit and inspect the areas where Compound and/or Product is produced or stored, whether at PRAECIS or at one of PRAECIS' manufacturing contractors, during normal business hours at reasonable times to be agreed by the parties. ROCHE's authorized representatives shall be entitled on reasonable prior notice to review the manufacturing process and technical records insofar as they relate to the manufacture of Compound and/or Product. The above visits, inspections and reviews are without limitation to other rights ROCHE would have to determine the adequacy of the facilities and records and whether the services are being conducted in compliance with this Agreement and relevant laws and regulations. Although ROCHE shall possess this right to visit, inspect and review, it shall have no obligation to make such visitations, inspections and reviews.

6 Audit. PRAECIS shall keep full, true, and accurate records documenting the actual cost of manufacturing Compound and/or Product. ROCHE shall have the right to audit such records to ascertain the baseline cost of manufacturing Compound and/or Product. Thereafter, ROCHE shall have the right to audit PRAECIS' records on an annual basis to ascertain the cost of manufacturing Compound and/or Product.

7 Source of Supply. The parties shall work together to secure primary and secondary sources of supply for Compound and/or Product. The parties envision that UCB Pharma will be the primary manufacturer of Compound for development, Launch of the Product, and for up to seven (7) years after Launch of the Product. ROCHE shall have the right to be the secondary manufacturer for Compound while UCB Pharma is the primary manufacturer. Thereafter, ROCHE shall have the right to be the primary manufacturer for Compound. The parties also envision, that Salsbury Chemicals, Inc. of Charles City, Iowa ("Salsbury") will be the primary manufacturer of depot formulation used in manufacturing the final Product for development, Launch of the Product, and for up to five (5) years after Launch of the Product. PRAECIS shall be the secondary manufacturer of depot formulation used in manufacturing the final Product while Salsbury is the primary manufacturer. Thereafter, the parties envision that PRAECIS first and ROCHE second will become the primary manufacturer of the depot formulation used in manufacturing the final Product.

      Notwithstanding the above, if PRAECIS or ROCHE are to supply Product in depot formulation and/or Compound, then they shall do so at a price no higher than that which could be obtained from a third party supplier for similar quantities and delivery schedules. With regard to the fill and finish of the Product, ROCHE shall have the right to be the primary party for conducting such activities but shall do so at a price that is no higher than that which could be obtained from a third party supplier for similar quantities and delivery schedules.

      If ROCHE becomes a manufacturer of Compound, the parties will consider terms under which ROCHE may, at its option, supply Compound to PRAECIS for use outside the Territory.

8 Supply Failure. In the event that PRAECIS manufactures and is unwilling or unable to supply sufficient amount of Product to be used to satisfy ROCHE purchase orders and/or forecasts (within ordinary and customary time limits and cure periods to be negotiated in the Supply Agreement), and/or meet established procedures and specifications, (i) ROCHE shall be free to make, or have a third party make such Product to fill orders in the Territory during the period of PRAECIS' unwillingness or inability, or for the period during which ROCHE becomes obligated to obtain Product from a third party; and (ii) PRAECIS agrees, free of charge, to disclose sufficient information to ROCHE to make or have made Products, to permit ROCHE to cross reference the regulatory filings, and to provide copies of all proprietary information (including regulatory filings and materials which in ROCHE's reasonable opinion is needed to manufacture Product). All costs associated with PRAECIS' unwillingness or inability to manufacture, including qualification of such additional manufacturing with FDA, shall be deducted by ROCHE from any amounts owed to PRAECIS.

9 Term and Extension. The Supply Agreement shall be in effect for a period of time which begins on the date on which the Supply Agreement is entered into and continues for the Term of the Agreement on a country-by-country basis. Thereafter, the Supply Agreement shall continue to remain in full force on a country-by-country basis for two (2) additional terms of five
      (5) years each; provided however, that it can be terminated by either party upon three (3) year's prior written notice to the other party but in no event shall such written notice be provided before three (3) years prior to the end of the Term of the Agreement (original term or as extended).

                                    EXHIBIT 5
                       HEADS OF AGREEMENT FOR COPROMOTION

      This Heads of Agreement for Copromotion sets forth the basic understanding between the parties with respect to the collaboration relating to the copromotion of a given Product. This Heads of Agreement for Copromotion shall be binding on the parties. The full terms of the copromotion agreement between the parties will be set forth in a full agreement which shall be consistent with the terms as described below.

1. Exercise of Copromotion Option. The Copromotion Option with respect to a given Product shall be exercisable by PRAECIS by giving ROCHE at least nine (9) months advanced written notice (Notice). Such Notice must be given after the beginning of the third full calendar year and before the end of the first quarter of the fourth full calendar year after Launch of the Product in the United States ("Notice Period"). Should Notice not be given during the Notice Period, then the PRAECIS' Copromotion Option as related to the Product (including subsequently approved indications and formulations containing the same Compound (including acids, salts or esters thereof) as found in the given Product) shall be null and void. Copromotion for the given Product shall start at the beginning of the next full calendar year after the year in which Notice is given provided ROCHE receives Notice at least six (6) months before copromotion commences. Additionally, PRAECIS shall not be entitled to exercise such Copromotion Option if Adjusted Gross Sales in the United States

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

      in the full calendar year immediately prior to Notice and copromotion do not exceed *** dollars ($***).

      For example, if (a) Launch of the Product in the United States occurs in June, 1999, and (b) Adjusted Gross Sales in the United States in calendar year 1999 are *** dollars ($***), and (c) Adjusted Gross Sales in the United States in calendar year 2000 are *** dollars ($***), (d) Adjusted Gross Sales in the United States in calendar year 2001 are *** dollars ($***), and (e) Adjusted Gross Sales in the United States in calendar year 2002 are *** dollars ($***), PRAECIS may give Notice to ROCHE between January 1, 2002 and March 31, 2003. If ROCHE receives Notice on June 30, 2002, copromotion would start January 1, 2003.

      As another example, if (a) Launch of the Product in the United States occurs in June, 1999, and (b) Adjusted Gross Sales in the United States in calendar year 1999 are *** dollars ($***), and (c) Adjusted Gross Sales in the United States in calendar year 2000 are *** dollars ($***), (d) Adjusted Gross Sales in the United States in calendar year 2001 are *** dollars ($***), and (e) Adjusted Gross Sales in the United States in calendar year 2002 are *** dollars ($***), PRAECIS may give Notice to ROCHE between January 1, 2003 and March 31, 2003 and Copromotion would start on January 1, 2004.

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

2. Details. The rights of PRAECIS to copromote in the United States shall also be subject to PRAECIS providing at least a level of *** (***%) percent and no more than (***%) *** percent of the total promotional effort in a given calendar year as established by number and type of details in accordance with the Copromotion Plan as described in paragraph 6 below. Once PRAECIS establishes its level of participation, such level shall not be modified without the prior approval of ROCHE and PRAECIS. In the event PRAECIS does not fulfill its detailing obligations as established under the Copromotion Plan, PRAECIS' right to copromote shall terminate.

3. Reimbursement. In addition to the compensation under paragraph 6 of this Agreement, ROCHE shall reimburse PRAECIS for PRAECIS' copromotional activities at a cost based on fixed rate(s) per actual type and position of detail performed by PRAECIS. The rate shall take into consideration the position of the presentation of the Product and shall be in accordance with usual and customary industry standards for details of a like nature. Such fixed rate(s) shall be established annually.

4. Copromotion Term. The Copromotion Term starts on the date of Notice and ends on the expiration of ROCHE's payment obligations in the United States as set forth in Article 6.2 of this Agreement.

5. Grant. Subject to Paragraph 16, during the Copromotion Term, ROCHE grants PRAECIS the right to promote and detail Product in the United States jointly with ROCHE or its Affiliates for all indications. ROCHE and PRAECIS will jointly promote and detail the Product in accordance with all federal and state laws and regulations.

6. Copromotion Plans. Taking into consideration input from PRAECIS, ROCHE shall establish copromotional programs and budgets (Copromotion Plan). ROCHE shall retain responsibility for leading the implementation of the Copromotion Plan and making decisions regarding marketing of Product.

7. Joint Promotional Team. A Joint Promotional Team ("JPT") comprised of representatives from ROCHE and PRAECIS will be formed to oversee copromotional activities of the Product in accordance with the Copromotion Plan and shall meet at least annually. Consistent with prudent business practices, the JPT will discuss copromotional activities with the Product and establish mechanisms for achieving an effective copromotional collaboration between ROCHE and PRAECIS in aspects which include professional educational activities. PRAECIS shall have the right to comment upon and make recommendations to ROCHE regarding copromotional activities, which recommendations ROCHE shall evaluate and consider, taking into account each party's expertise and experience with ethical pharmaceutical products in the United States. The JPT shall be chaired by a senior representative from ROCHE.

8. JPT Decisions. Any decisions regarding the implementation of the Copromotion Plan shall be made by ROCHE taking into consideration comments of

      PRAECIS. The final decision in such copromotional matter resides with ROCHE.

9.    Product Responsibility.

      a. To the extent permitted by law, ROCHE is responsible, at its cost, for taking all actions with respect to the Product as would normally be conducted to market a major ethical pharmaceutical product in the United States. These actions include:

            preparing training materials and advertisement;

            taking final responsibility with respect to detailing and promotional strategies;

            receiving orders, booking sales, invoicing, distributing Product, handling returns, recalls, inventory and receivables of Product; and

            communicating with governmental agencies regarding post approval activity and issues.

      b. PRAECIS is responsible for:

            assuming all costs directly associated with its sales force, including travel and other expenses subject to reimbursement under paragraph 3 of this Heads;

            ensuring that it follows the detailing and promotional strategies which are established in the Copromotion Plan; and

            promptly advising ROCHE of any issues relating to safety, customer orders or regulatory questions of which it becomes aware.

      c. ROCHE will be responsible for handling all inquiries for medical information regarding the Product. ROCHE and PRAECIS will collaborate in developing procedures for providing information on such inquiries to ROCHE for response.

      d. ROCHE will be responsible for processing all adverse reaction and product complaint reports regarding the Product. ROCHE and PRAECIS will collaborate in developing procedures for providing to ROCHE any information coming into PRAECIS' possession concerning adverse events or product complaints with the Product.

10. Other Selling Activity.

      a. ROCHE has responsibility for managing all corporate accounts activity including conducting Account Management activities such as Managed Care, Contracting, and Disease Management.

      b. ROCHE has responsibility for managing relationships with the trade. ROCHE and PRAECIS agree to collaborate in developing procedures for providing information on orders or other trade inquires to ROCHE for action.

11. Product Sale. ROCHE is solely responsible for establishing and modifying the terms and conditions with respect to the sale of the Product, including without limitation price.

12. Training Materials and Personnel. ROCHE provides PRAECIS with a master copy of training materials regarding the detailing and promotion of Product, free of charge. PRAECIS supplies all necessary copies of such training materials to its sales force at its own cost. ROCHE may elect, at its option, to make available, free of charge, sales and training personnel to assist PRAECIS' management team in training PRAECIS' sales force to detail and promote the Product. The details provided by ROCHE and PRAECIS shall be carried out by a fully trained professional sales force who are (i) employed by ROCHE and PRAECIS, respectively, and (ii) trained according to a level specified by the JPT. Each party has final responsibility to train its sales force with respect to the Product.

13. Sales and Promotional Materials. ROCHE develops sales and promotional materials for distribution to the medical community. ROCHE supplies the sales and promotional materials with respect to the Product to PRAECIS, free of charge, in a manner that is equitable.

14. Sampling Program. ROCHE will establish a sampling program for Product and strategy of such program, including the allotment of samples to PRAECIS. ROCHE will supply the samples of the Product, free of charge, to PRAECIS.

15. Product Presentation. Before PRAECIS' exercise of the Copromotion Option, ROCHE will acknowledge on promotional material and at promotional events that the Product is licensed from PRAECIS and is being jointly developed. During the Copromotion Term, the Product will be presented to the medical community as being jointly promoted by ROCHE and PRAECIS. ROCHE will use reasonable efforts consistent with prudent business practice to include PRAECIS' name and logo on appropriate promotional materials. All such activities shall be consistent with all laws and governmental regulations.

16. Reporting and Performance Measurement. Appropriate reporting and performance measurement provisions will be agreed upon by the parties and included in the Copromotion Agreement.

17. Third Party Copromotion. ROCHE retains the right to copromote the Product with a third party except to the extent that PRAECIS exercises its right to copromote hereunder. Before entering into a third party copromotion arrangement, ROCHE shall advise PRAECIS as to such potential copromotion with a third party and provide PRAECIS with an opportunity to discuss with ROCHE such potential copromotion. ROCHE shall retain the right to solely determine if it shall enter into such third party copromotion.

18. Diligence. Each party shall use reasonable diligence consistent with prudent business practices to copromote the Product in the United States in accordance with the Copromotion Plan.

19. Indemnification. A party indemnifies the other for all claims related to the Product to the extent the party is negligent or fails to promote the Product in accordance with federal and state laws.

20. Non-Assignability. (a) The Copromotion Option and the right to copromote granted herein to PRAECIS shall not be transferred or assigned, even to a successor of PRAECIS or an assignee of all the good will and entire business and assets of PRAECIS, except with the prior written consent of ROCHE, which consent ROCHE may not unreasonably withhold; provided that the foregoing shall not prohibit, or require the consent of ROCHE for any such transfer or assignment if such transfer or assignment is pursuant to a transaction which is not and does not result in a Change of Control (as defined below) of PRAECIS. Moreover, any Change in Control (as defined below) of PRAECIS after the Effective Date of this Agreement shall render the Copromotion Option and the right to copromote thereunder null and void, except with the prior written consent of ROCHE, which consent ROCHE may not unreasonably withhold. At least thirty (30) days prior to any intended transfer or assignment of the Copromotion Option, PRAECIS shall provide ROCHE with written notice of such


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      intended transfer or assignment, and how such transfer or assignment is permitted hereunder.

      (b) As used herein, "Change of Control" of PRAECIS shall occur or be deemed to occur only if any of the following events occur:

            (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (A) PRAECIS, (B) any trustee or other fiduciary holding securities under an employee benefit plan of PRAECIS, (C) any corporation owned directly or indirectly by the stockholders of PRAECIS in substantially the same proportion as their ownership of stock of PRAECIS, or (D) any stockholder of PRAECIS as of the Effective Date is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PRAECIS representing more than 30% of the combined voting power of the Company's then outstanding securities;

            (ii) individuals who, as of the Effective Date, constitute the PRAECIS Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors, provided that any person becoming a director of PRAECIS subsequent to the date hereof whose election, or nomination for election by PRAECIS stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an


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            actual or threatened election contest relating to the election of the directors of PRAECIS, as such terms are used in Rule 14a--11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (iii) consummation by PRAECIS of a merger or consolidation other than

                  (1) a merger or consolidation which would result in the voting securities of PRAECIS outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the ultimate parent entity thereof) more than 60% of the combined voting power of the voting securities of such surviving entity outstanding immediately after such merger or consolidation; or

                  (2) a merger or consolidation effected to implement a recapitalization of PRAECIS (or similar transaction) in which no "person" (as defined in subparagraph (i) above) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

            (iv) consummation by PRAECIS of a sale of all or substantially all of its assets, other than to a wholly-owned subsidiary or an entity which


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            owns all the outstanding capital stock of PRAECIS solely as part of a reorganization or recapitalization transaction; or

            (v) the stockholders of PRAECIS approve a plan of complete liquidation of PRAECIS in the event of bankruptcy or receivership.

      (c) For the purposes of the foregoing definition of "Change of Control," the term "PRAECIS" shall mean either PRAECIS PHARMACEUTICALS INCORPORATED or a corporation referred to in clause (c) of paragraph (i) of such definition.

      (d) Notwithstanding anything to the contrary in this Heads of Agreement for Copromotion, should a pharmaceutical entity (or a parent or subsidiary thereof) acquire PRAECIS or more than fifty percent (50%) of the voting securities of PRAECIS, the Copromotion Option and the right to copromote shall not be transferred and shall become null and void, except with the prior written consent of ROCHE.

21. Full Agreement. Consistent with the Heads of Agreement for Copromotion, the Copromotion Agreement will contain ordinary and customary terms for an agreement in which a pharmaceutical product of like nature is jointly copromoted and detailed in the United States, such as insurance, additional warranties and the like.


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